UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Icagen, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other than the Registrant)

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PRELIMINARY COPY

ICAGEN, INC.

Notice of Annual Meeting of Stockholders

ICAGEN WILL HOLD ITS

ANNUAL MEETING OF STOCKHOLDERS:

on Tuesday, June 26, 2007

at 12:00 p.m., Eastern Time

at Icagen, Inc.

4222 Emperor Boulevard, Suite 350

Durham, North Carolina 27703

AGENDA FOR THE ANNUAL MEETING:

1.	Elect three Class III directors for a term of three years;

2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2007;

3.	Approve an amendment to our restated certificate of incorporation to increase the number of authorized shares of common stock from 90,000,000 to 120,000,000;

4.	Approve an amendment to our 2004 stock incentive plan to increase the number of shares of common stock reserved for issuance under the plan from 3,150,000 to 6,150,000; and

5.	Transact other business, if any, that may properly come before the annual meeting or any adjournment of the meeting.

Stockholders of record at the close of business on Friday, April 27, 2007 are entitled to receive this notice of our annual meeting and to vote at the annual meeting and at any adjournments of the meeting.

Included with this Notice and Proxy Statement is a copy of our Annual Report to Stockholders for the year ended December 31, 2006, which contains our consolidated financial statements and other information of interest to our stockholders.

Your vote is important. Whether or not you plan to attend the annual meeting, please promptly complete, date and sign the enclosed proxy card and return it in the accompanying envelope. If you mail the proxy card in the United States, postage is prepaid.

By Order of the Board of Directors,

P. Kay Wagoner, Ph.D. President and Chief Executive Officer

April 30, 2007

PRELIMINARY COPY

ICAGEN, INC.

4222 Emperor Boulevard, Suite 350

Durham, North Carolina 27703

PROXY STATEMENT

For our Annual Meeting of Stockholders to be held on June 26, 2007

Icagen, Inc., a Delaware corporation, which is referred to as “we” or “us” in this document, is sending you this proxy statement in connection with the solicitation of proxies by our board of directors for use at our Annual Meeting of Stockholders, which will be held on Tuesday, June 26, 2007 at 12:00 p.m. at Icagen, Inc., 4222 Emperor Boulevard, Suite 350, Durham, North Carolina 27703. If the annual meeting is adjourned for any reason, then the proxies may be used at any adjournments of the annual meeting.

We are first sending the Notice of Annual Meeting, this proxy statement, the enclosed proxy card and our Annual Report to Stockholders for the year ended December 31, 2006 to our stockholders on or about May     , 2007.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At the annual meeting, stockholders will consider and vote on the following matters:

1.	The election of three Class III directors for a term of three years;

2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2007;

3.	The approval of an amendment to our restated certificate of incorporation to increase the number of authorized shares of common stock from 90,000,000 to 120,000,000;

4.	The approval of an amendment to our stock incentive plan to increase the number of shares of common stock reserved for issuance under the plan from 3,150,000 to 6,150,000; and

5.	The transaction of other business, if any, that may properly come before the annual meeting or any adjournment of the meeting.

Who can vote?

To be able to vote on the above matters, you must have been a stockholder of record at the close of business on April 27, 2007, the record date for the annual meeting. The number of shares entitled to vote at the meeting is              shares of our common stock, which is the number of shares that were issued and outstanding on the record date.

How many votes do I have?

Each share of our common stock that you owned on the record date entitles you to one vote on each matter that is voted on.

Is my vote important?

Your vote is important regardless of how many shares you own. Please take the time to read the instructions below and vote. Choose the method of voting that is easiest and most convenient for you and please cast your vote as soon as possible.

How can I vote?

Stockholder of record: Shares registered in your name. If you are a stockholder of record, that is, your shares are registered in your own name, not in “street name” by a bank or brokerage firm, then you can vote in any one of the following two ways:

1.	You may vote by mail. To vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote FOR each of the proposals.

2.	You may vote in person. If you attend the annual meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot at the meeting. Ballots will be available at the meeting.

Beneficial owner: Shares held in “street name.” If the shares you own are held in “street name” by a bank or brokerage firm, then your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form. If you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. For example, the election of directors, the ratification of the appointment of our independent registered public accounting firm and the proposed amendment to our restated certificate of incorporation are considered to be discretionary items on which banks and brokerage firms may vote. The proposed amendment to our 2004 stock incentive plan is considered to be a non-discretionary item on which banks and brokerage firms may not vote. In the case of non-discretionary items, the shares will be treated as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

If you wish to come to the meeting to personally vote your shares held in street name, you will need to obtain a proxy card from the holder of record (i.e., your brokerage firm or bank).

Can I change my vote after I have mailed my proxy card?

Yes. If you are a stockholder of record, you can change your vote and revoke your proxy at any time before the polls close at the annual meeting by doing any one of the following things:

•	signing and returning another proxy card with a later date;

•	giving our corporate secretary a written notice before or at the meeting that you want to revoke your proxy; or

•	voting in person at the meeting.

Your attendance at the meeting alone will not revoke your proxy.

If you own shares in “street name,” your bank or brokerage firm should provide you with appropriate instructions for changing your vote.

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of common stock issued, outstanding and entitled to vote at the meeting, that is, at least              shares.

Shares of our common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required for each item?

Election of directors (Proposal 1): The three nominees receiving a plurality, or the highest number, of votes cast at the meeting, regardless of whether that number represents a majority of the votes cast, will be elected.

Ratification of the appointment of Ernst & Young LLP (Proposal 2): The affirmative vote of a majority of the total number of votes cast on this proposal at the meeting is needed to approve this matter.

Amendment to our restated certificate of incorporation (Proposal 3): The affirmative vote of the holders of a majority of the shares of our common stock outstanding on the record date for the meeting is needed to approve this matter.

Amendment to our 2004 stock incentive plan (Proposal 4): The affirmative vote of a majority of the total number of votes cast on this proposal at the meeting is needed to approve this matter.

How will votes be counted?

Each share of common stock will be counted as one vote, whether executed by you directly or on a ballot voted in person at the meeting. Shares will not be voted in favor of a matter, and will not be counted as voting on a particular matter, if either (1) the holder of the shares withholds authority in the proxy to vote for a particular director nominee or nominees or abstains from voting on a particular matter or (2) the shares are broker non-votes. As a result, withheld shares, abstentions and broker non-votes will have no effect on the outcome of voting on proposals one, two and four at the meeting. Abstentions and broker non-votes, however, will have the same effect as a vote against proposal three, which requires the affirmative vote of a majority of all shares of our common stock outstanding on the record date for the meeting.

Who will count the votes?

Our transfer agent and registrar, American Stock Transfer & Trust Company, will count, tabulate and certify the votes. Edward P. Gray, our secretary, will serve as the inspector of elections at the meeting.

How does the board of directors recommend that I vote on the proposals?

Our board of directors recommends that you vote FOR each of the proposals.

Will any other business be conducted at the annual meeting or will other matters be voted on?

We are not aware of any other business to be conducted or matters to be voted upon at the meeting. Under our bylaws, the deadline for stockholders to notify us of any proposals or nominations for director to be presented for action at the annual meeting was the close of business on March 7, 2007, the 90th day prior to the first anniversary of the preceding year’s annual meeting. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Does Icagen require members of its board of directors to attend the annual meeting?

Our bylaws require that the chairman of our board of directors attend the annual meeting, and if he cannot attend, then our chief executive officer and president would attend in his stead. Our corporate governance guidelines provide that directors are responsible for attending the annual meeting. Five of our seven directors then serving attended our 2006 annual meeting of stockholders.

Where can I find the voting results?

We will report the voting results from the annual meeting in our Quarterly Report on Form 10-Q for the second quarter of 2007, which we expect to file with the Securities and Exchange Commission, or the SEC, in August 2007.

Can I recommend a candidate for Icagen’s board of directors?

Yes. Stockholders may recommend director candidates for consideration by the Nominating/Corporate Governance Committee of our board of directors by submitting the stockholder’s name, address and number of shares of Icagen stock held and any other information required by our bylaws, the candidate’s name, age, address and number of shares of Icagen stock held and the candidate’s resume to our secretary at the address below. If a stockholder would like a candidate to be considered for inclusion in the proxy statement for our 2008 annual meeting, then the stockholder must follow the procedures for stockholder proposals outlined immediately below under “How and when may I submit a stockholder proposal for the 2008 annual meeting?”. You can find more detailed information on our process for selecting board members and our criteria for board nominees in the section of this proxy statement entitled “Corporate Governance—Director Nomination Process” and in the Corporate Governance Guidelines posted in the “Investors” section of our website, www.icagen.com.

How and when may I submit a stockholder proposal for the 2008 annual meeting?

If you are interested in submitting a proposal or information about a proposed director candidate for inclusion in the proxy statement for our 2008 annual meeting, you must follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. To be eligible for inclusion, we must receive your stockholder proposal or information about your proposed director candidate at the address noted below no later than January     , 2008.

If you wish to present a proposal or a proposed director candidate at the 2008 annual meeting of stockholders, but do not wish to have the proposal or director candidate considered for inclusion in the proxy statement and proxy card, you must also give written notice to us at the address noted below. We must receive this required notice at least 90 days, but no more than 120 days, before the first anniversary of the 2007 annual meeting. However, if the date of the 2008 annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2007 annual meeting, then we must receive the required notice of a proposal or proposed director candidate no earlier than the 120th day prior to the 2008 annual meeting and no later than the close of business on the later of (1) the 90th day prior to the 2008 annual meeting and (2) the 10th day following the date on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. If you do not provide timely notice of a proposal or proposed director candidate to be presented at the 2008 annual meeting of stockholders, then the persons named in the proxy card that accompanies the proxy statement for our 2008 annual meeting will decide, in their own discretion, whether or not, and how, to vote on that proposal or candidate.

Any proposals, notices or information about proposed director candidates should be sent to:

Icagen, Inc.

4222 Emperor Boulevard, Suite 350

Durham, North Carolina 27703

Attention: Secretary

Who bears the costs of soliciting these proxies?

We will bear the costs of soliciting proxies. We are soliciting proxies for the annual meeting by mailing this proxy statement and accompanying materials to our stockholders. We are also soliciting proxies in the following ways:

•	Our directors, officers and regular employees may, without additional pay, solicit proxies by telephone, facsimile, e-mail and personal interviews.

•

We will request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable expenses in connection with this distribution.

How can I obtain a copy of Icagen’s Annual Report on Form 10-K?

Our Annual Report on Form 10-K is available in the “Investors” section of our website at www.icagen.com. Alternatively, if you would like us to send you a copy, without charge, please contact:

Icagen, Inc.

4222 Emperor Boulevard, Suite 350

Durham, North Carolina 27703

Attention: Investor Relations

(919) 941-5206

investorsandpress@icagen.com

If you would like us to send you a copy of the exhibits listed on the exhibit index of the Annual Report on Form 10-K, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.

Whom should I contact if I have any questions?

If you have any questions about the annual meeting or your ownership of our common stock, please contact our investor relations department at the address, telephone number or e-mail address listed above.

Householding of annual meeting materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write our investor relations department at the address, telephone number or e-mail address listed above. If you want to receive separate copies of our proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder.

PROPOSAL 1—ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. We have three Class III directors, whose terms expire at this annual meeting; three Class I directors, whose terms expire at our 2008 annual meeting of stockholders; and two Class II directors, whose terms expire at our 2009 annual meeting of stockholders. Our board of directors is authorized to have eight members.

At this annual meeting, our stockholders will have an opportunity to vote for three nominees for Class III directors: André L. Lamotte, Richard G. Morrison and P. Kay Wagoner. All three of the nominees are currently directors of Icagen, and you can find more information about each of them in the section of this proxy statement entitled “Information About Our Directors, Officers and 5% Stockholders—Our Board of Directors.”

The persons named in the enclosed proxy card will vote to elect the three nominees as Class III directors, unless you withhold authority to vote for the election of any or all nominees by marking the proxy card to that effect. If elected, each nominee for Class III director will hold office until the 2010 annual meeting of stockholders and until his or her successor is elected and qualified. Each of the nominees has indicated his or her willingness to serve if elected. However, if any nominee should be unable to serve, the persons named in the proxy card may vote the proxy for a substitute nominee nominated by our board of directors, or our board of directors may reduce the number of directors.

Our board of directors recommends a vote FOR each of the nominees.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF AUDITORS

The Audit Committee of our board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2007. Although stockholder approval of our Audit Committee’s selection of Ernst & Young is not required by law, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, then our Audit Committee will reconsider the selection. We expect that a representative of Ernst & Young, which served as our auditors for the year ended December 31, 2006, will be present at the annual meeting to respond to appropriate questions, and to make a statement if he or she wishes.

Our board of directors recommends a vote FOR this proposal.

We paid Ernst & Young LLP a total of $404,000 for professional services rendered for the year ended December 31, 2006 and $308,000 for professional services rendered for the year ended December 31, 2005. The following table provides information about these fees.

Fee Category	Fiscal 2006	Fiscal 2005
Audit Fees(1)	$368,000	$261,000
Audit-Related Fees(2)	24,000	40,000
Tax Fees(3)	12,000	7,000
All Other Fees	—	—

Total Fees	$404,000	$308,000

(1)	Audit fees consisted of fees for the audit of our annual financial statements, the audit of our internal control over financial reporting, the review of our interim financial statements, the review of financial information included in our filings with the SEC, including those related to our initial public offering, the filing of a shelf registration statement, and other professional services provided in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees consisted of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services related to consultation with regard to various accounting issues and internal controls.
(3)	Tax fees consisted of fees for tax compliance which relate to preparation of original and amended tax returns and tax consultation with regard to various tax matters.

The Audit Committee of our board of directors believes that the non-audit services described above did not compromise Ernst & Young’s independence. The Audit Committee’s charter, which you can find in the “Investors” section of our website, www.icagen.com, requires that all proposals to engage Ernst & Young for services, and all proposed fees for these services, be submitted to the Audit Committee for approval before Ernst & Young may provide the services. None of the above fees were approved using the “de minimus exception” under SEC rules.

Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s registered public accounting firm. These policies and procedures generally provide that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

Our Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm. Any approval of services by the chairman of the Audit Committee pursuant to this delegated authority is reported at the next regularly scheduled meeting of the Audit Committee.

PROPOSAL 3—APPROVAL OF AMENDMENT TO OUR

RESTATED CERTIFICATE OF INCORPORATION

On March 15, 2007, our board of directors voted to approve, and to recommend to our stockholders that they approve, an amendment to our restated certificate of incorporation in order to increase the number of shares of common stock that we are authorized to issue from 90,000,000 to 120,000,000.

To effect this change, the total number of shares of capital stock authorized in our restated certificate of incorporation would increase from 100,000,000 to 130,000,000, because we are currently authorized to issue up to 10,000,000 shares of undesignated preferred stock. We are not proposing any change to the authorized number of shares of preferred stock. Under Delaware corporate law, we are required to obtain approval from our stockholders to amend our restated certificate of incorporation to increase the number of shares of authorized capital stock.

Reasons for Proposal

As of February 28, 2007, we had a total of 37,782,857 shares of common stock outstanding, 5,398,256 shares of common stock reserved for issuance pursuant to outstanding warrants and approximately 15,683,680 additional shares of common stock reserved for issuance pursuant to our stock option plans, including 9,000,000 shares available for potential automatic annual increases in the number of shares available for issuance through 2014 under the 2004 stock incentive plan pursuant to the plan’s evergreen provision. As a result, as of February 28, 2007, we had 31,135,207 shares of common stock available for future issuance in excess of the outstanding common stock and shares of common stock reserved for issuance pursuant to outstanding warrants and under existing stock plans. In addition, if proposal 4 relating to the increase in the number of shares of common stock reserved for issuance under our 2004 stock incentive plan from 3,150,000 to 6,150,000 passes, we would have only 28,135,207 shares of common stock available for future issuance in excess of the outstanding common stock and shares of common stock reserved for issuance pursuant to outstanding warrants and under existing stock plans.

Our board of directors believes that it is important to have available for issuance a number of authorized shares of common stock to meet our future corporate needs. If our stockholders approve the proposed amendment to our restated certificate of incorporation, the additional authorized shares would be available for issuance for any proper corporate purpose, including future acquisitions, capital-raising transactions consisting of either equity or convertible debt, stock dividends or stock splits, or issuances under current and future stock plans. The shares would be issuable at the discretion of our board of directors, without further stockholder action except as may be required for a particular transaction by law or the rules of The Nasdaq Stock Market. Our board of directors believes that the additional shares will provide us with needed flexibility to issue shares in the future without the potential expense and delay incident to obtaining stockholder approval for a particular issuance. Except to the extent of our existing obligations on the date of mailing of this proxy statement, we do not currently have any plans, understandings or agreements for the issuance or use of the additional shares of common stock to be approved under this proposal.

Principal Effects on Outstanding Common Stock

Holders of our common stock, which has a par value of $0.001 per share, are entitled to one vote for each share held on all matters submitted to a vote of our stockholders and do not have cumulative voting rights. Holders of common stock are entitled to receive proportionally any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. In the event of our liquidation or dissolution, holders of our common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of holders of any series of preferred stock that we may designate and issue in the future.

The proposed amendment to our charter to increase the number of shares of authorized common stock would not affect the rights of existing holders of common stock except to the extent that future issuances of common stock will reduce each existing stockholder’s proportionate ownership. Holders of common stock do not have any preemptive rights to subscribe for the purchase of any shares of common stock, which means that current holders of common stock do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership.

The issuance of additional shares of common stock could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of Icagen. We are not aware of any attempts on the part of a third party to effect a change of control of us, and the amendment has been proposed for the reasons stated above and not for any possible anti-takeover effects it may have.

Our board of directors believes the amendment to our restated certificate of incorporation is in our best interests and the best interests of our stockholders and recommends a vote FOR this proposal.

PROPOSAL 4—APPROVAL OF AMENDMENT TO OUR 2004 STOCK INCENTIVE PLAN

Reasons for Proposal

Our board of directors believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. In March 2007, our board of directors approved, subject to stockholder approval, an amendment to our 2004 stock incentive plan increasing the number of shares of common stock reserved for issuance under the 2004 stock incentive plan to 6,150,000. As of February 28, 2007, only 318,212 shares of common stock remained available for future grant under our 2004 stock incentive plan.

The 2004 stock incentive plan was adopted by our board of directors in February 2004 and by our stockholders in May 2004. Of the 3,150,000 shares of common stock reserved for issuance under the 2004 stock incentive plan, as of February 28, 2007, options and restricted stock units to purchase 2,781,551 shares of common stock were outstanding under the 2004 stock incentive plan and 318,212 shares were available for future grant. As of February 28, 2007, we had a total of 37,782,857 shares of common stock outstanding. We believe that we may be at a competitive disadvantage as we seek to attract, retain and motivate the most talented individuals unless we increase the number of shares available for future awards under our 2004 stock incentive plan.

In addition to increasing the number of shares reserved under the 2004 stock incentive plan, we seek the continuance of the 2004 stock incentive plan in order for awards granted under the 2004 stock incentive plan to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to in this proxy statement as the code. Section 162(m) of the code generally disallows a federal income tax deduction to public companies for compensation over $1,000,000 in any taxable year paid to its chief executive officer or its four other most highly compensated executive officers. Certain compensation, including qualified “performance-based compensation,” is not subject to the deduction limitation if certain requirements are met. The 2004 stock incentive plan is currently exempt from 162(m) of the code under a transition rule relating to our initial public offering. The transition rule, however, will not be available after this annual meeting. Our board of directors believes it is important that incentive compensation be qualified as “performance-based” compensation in order to retain the corporate tax deductibility of the payments. We are seeking stockholder approval of the proposed amendment in order to allow us to qualify compensation attributable to awards granted under the 2004 stock incentive plan for such a deduction.

If stockholders approve the amendment to the 2004 stock incentive plan, awards granted thereunder will be treated as qualified performance-based compensation under Section 162(m) of the code only if the grant of the awards complies with all other requirements of Section 162(m).

Our board of directors believes that the proposed amendment to our 2004 stock incentive plan is necessary to assure that we will have a sufficient reserve of common stock available for future grant under the plan and to satisfy the requirements of Section 162(m) of the code. Our board of directors believes that the amendment increasing from 3,150,000 to 6,150,000 the number of shares of our common stock available for grant under the plan is in our best interests and the best interest of our stockholders and recommends a vote FOR the amendment.

Description of the 2004 Stock Incentive Plan

The following is a brief summary of the 2004 stock incentive plan. The following summary is qualified in its entirety by reference to the 2004 stock incentive plan, as amended, a copy of which is attached to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC at www.sec.gov. In addition, a copy of the 2004 stock incentive plan may be obtained from our secretary.

Purpose

The purpose of the 2004 stock incentive plan is to advance the interests of our stockholders by enhancing our ability to attract, retain and motivate persons who make, or are expected to make, important contributions to us by providing those persons with equity ownership opportunities and performance-based incentives in order to better align the interests of those persons with those of our stockholders.

Number of Shares

We currently have 3,150,000 shares of common stock reserved for issuance under the 2004 stock incentive plan. Our 2004 stock incentive plan contains an “evergreen provision” which allows for an annual increase in the number of shares available for issuance under our 2004 stock incentive plan on the first day of each fiscal year beginning in fiscal year 2006 and ending on the second day of fiscal year 2014. The annual increase in the number of shares will be equal to the lowest of:

•	1,000,000 shares;

•	5% of the number of shares of our common stock outstanding on the first day of the fiscal year; and

•	an amount determined by our board of directors.

Under this provision, no annual increase will be made to the extent that the number of shares of common stock available for issuance under the 2004 stock incentive plan and all other employee or director equity incentive plans would exceed 25% of our outstanding shares on the first day of the applicable fiscal year. No increase was made pursuant to this provision of the plan for 2006 or 2007.

Types of Awards

The 2004 stock incentive plan provides for the grant of incentive stock options intended to qualify under Section 422 of the code, nonstatutory stock options, restricted stock and other stock-based awards as described below, which we refer to collectively as awards.

Incentive Stock Options and Nonstatutory Stock Options

Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to the other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the common stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the code may not be granted at an exercise price less than 100% of the fair market value of the common stock on the date of grant, or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of Icagen. Generally, it is our policy to establish exercise prices of options at the fair market value on the date of grant. The 2004 stock incentive plan permits the following forms of payment of the exercise price of options: (1) payment by cash or check, (2) a “cashless exercise” through a broker, unless our board of directors otherwise provides in an option agreement, (3) subject to certain conditions, surrender to us of shares of common stock, (4) subject to certain conditions, delivery to us of a promissory note, (5) any other lawful means, or (6) any combination of these forms of payment. All of the shares authorized under the 2004 stock incentive plan may be granted as incentive stock options.

Restricted Stock Awards

Restricted stock awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of the shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for the award.

Other Stock-Based Awards

Under the 2004 stock incentive plan, our board of directors has the right to grant other awards based upon the common stock having the terms and conditions as the board of directors may determine, including the grant of shares based upon certain conditions, the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of awards entitling recipients to receive shares of common stock to be delivered in the future. Our board of directors has granted and may in the future grant restricted stock unit awards, which entitle the recipient to receive shares of common stock to be delivered at the time the shares vest pursuant to the terms and conditions established by our board of directors.

Transferability of Awards

Except as our board of directors may otherwise determine or provide in an award, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of the participant, awards are exercisable only by the participant.

Eligibility to Receive Awards

Our employees, officers, directors, consultants, advisors and any individuals who have accepted an offer for employment are eligible to be granted awards under the 2004 stock incentive plan. Under present law, however, incentive stock options may only be granted to our employees. The maximum number of shares with respect to which awards may be granted to any participant under the 2004 stock incentive plan may not exceed 500,000 shares per calendar year.

Plan Benefits

As of February 28, 2007, approximately 70 persons were eligible to receive awards under the 2004 stock incentive plan, including our four executive officers and seven non-employee directors. Other than automatic grants of options to directors pursuant to our director compensation policy, the granting of awards under the 2004 stock incentive plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group. See “Compensation of our Directors and Executive Officers – Compensation of our Directors” below for a description of our director compensation policy.

During the period commencing on February 3, 2005, the date of adoption of the 2004 stock incentive plan, and ending on February 28, 2007, we granted the following options or restricted stock units under the 2004 stock incentive plan to the individuals and groups listed below. In all cases, the securities underlying the options or restricted stock units are shares of our common stock. Except for stock options granted pursuant to the retention grant program and the option exchange program, as discussed below, and certain grants to new hires, stock options generally vest monthly over four years. Restricted stock unit awards generally vest annually over four years.

Name and Position	Weighted Average Exercise Price	Total Shares Subject to Options(1)	Weighted Average Closing Price as of Date of Restricted Stock Unit Grant	Total Shares Subject to Restricted Stock Units
P. Kay Wagoner, Ph.D.	$2.71	340,550	$4.46	46,850
President and Chief Executive Officer
Richard D. Katz, M.D.	1.58	351,480	5.07	50,000
Senior Vice President, Finance and Corporate Development, Chief Financial Officer and Treasurer
Edward P. Gray, J.D.	2.66	224,167	5.07	12,500
Senior Vice President, Intellectual Property, Chief Patent Counsel and Secretary
Seth V. Hetherington, M.D.	3.57	365,001	4.67	25,000
Senior Vice President, Clinical and Regulatory Affairs
J. Heyward Hull, III, Pharm.D., M.S.,	4.17	63,333	6.00	10,000
Former Senior Vice President, Development and Regulatory Affairs(2)
All current executive officers, as a group	2.63	1,281,198	4.78	134,350
All current directors/nominees for director who are not executive officers, as a group	2.46	215,000	—	—
All associates of any director, executive officer or director nominee	—	—	—	—
Each other person who received or is to receive 5% of such options or rights	3.80	1,458,864	6.07	166,035
All employees who are not executive officers, as a group	2.83	1,810,297	4.49	160,887

(1)	Includes all options granted through February 28, 2007, including an aggregate of 649,000 options that were subsequently cancelled in connection with the option exchange program approved in September 2006. See “Compensation of our Directors and Executive Officers—Compensation of our Executive Officers—Compensation Discussion and Analysis” below for a discussion of the retention grant program and the option exchange program effected under our 2004 stock incentive plan.
(2)	Dr. Hull served as our senior vice president, development and regulatory affairs until May 17, 2006, at which time he retired from that position and ceased to be an executive officer. Dr. Hull continued part-time employment with us as our principal clinical research scientist through the end of 2006.

On February 28, 2007, the last reported sale price of our common stock on The Nasdaq Global Market was $2.34.

Administration

The 2004 stock incentive plan is administered by our board of directors. The board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2004 stock incentive plan and to interpret the provisions of the 2004 stock incentive plan. Pursuant to the terms of the 2004 stock incentive plan, our board of directors may delegate authority under the 2004 stock incentive plan to one or more committees or subcommittees of the board of directors. The board of directors has authorized the Compensation Committee to exercise all rights, authority and functions of the board of directors under the 2004 stock incentive plan, including the authority to interpret the terms of the 2004 stock incentive plan and to grant options and make other stock awards under the 2004 stock incentive plan, provided that the Compensation Committee is not authorized to amend the terms of the 2004 stock incentive plan. To the extent permissible by applicable law and subject to certain limitations, the board of directors or the Compensation Committee may delegate to one or more of our executive officers the power to grant awards to our employees or officers and to exercise other powers under the 2004 stock incentive plan as the board of directors may determine.

Subject to any applicable limitations contained in the 2004 stock incentive plan, the board of directors, the Compensation Committee, or any other committee to whom the board of directors delegates authority, as the case may be, selects the recipients of awards and determines (1) the number of shares of common stock covered by options and the dates upon which the options become exercisable, (2) the exercise price of options, (3) the duration of options, and (4) the number of shares of common stock subject to any restricted stock award or other stock-based awards and the terms and conditions of the awards, including conditions for repurchase, issue price and repurchase price.

Our board of directors is required to make appropriate adjustments in connection with the 2004 stock incentive plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization.

The 2004 stock incentive plan also contains provisions addressing the consequences of any reorganization event and change in control event. A reorganization event is defined as:

(1)	any merger or consolidation of Icagen with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property; or

(2)	any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction.

A change in control event is defined as:

(1)	the acquisition by an individual, entity or group, as defined in the Exchange Act, of beneficial ownership of any of our capital stock, if, after the acquisition, the individual, entity or group “beneficially owns,” within the meaning of the Exchange Act, 30% or more of either our then- outstanding common stock or the combined voting power of our then-outstanding voting capital stock, provided, however, that the following types of acquisitions are not change in control events: (A) the acquisition of capital stock directly from us, excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for our common stock or voting securities, unless the individual, entity or group exercising, converting or exchanging securities acquired the securities from us or our underwriter or agent, (B) the acquisition of our capital stock by any employee benefit plan or related trust that we sponsor or maintain or by any corporation that we control, or (C) the acquisition of our capital stock by any corporation pursuant to a “business combination,” as discussed in more detail below, for which both conditions described under paragraphs 3(A) and 3(B) below are satisfied;

(2)	the time at which “continuing directors” no longer constitute a majority of our board of directors or the board of directors of any successor corporation of Icagen. A continuing director is a director who either was a member of our board of directors on the date of the initial adoption of the plan by the board of directors or was nominated or elected on or after that date by at least a majority of our then-serving continuing directors. However, a director who initially assumed office as a result of an actual or threatened election contest does not qualify as a continuing director; and

(3)	the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving Icagen or a sale or other disposition of all or substantially all of our assets, which we refer to as a business combination, unless, immediately following the business combination, both of the following conditions are satisfied: (A) all or substantially all of the individuals and entities who were the beneficial owners of our then-outstanding common stock or outstanding voting capital stock immediately prior to the business combination beneficially own, directly or indirectly, more than 50% of our then-outstanding common stock and the combined voting power of our then-outstanding voting capital stock of the acquiring corporation in the business combination, which includes a corporation which, as a result of the transaction, owns Icagen or substantially all of our assets, either directly or through one or more subsidiaries, immediately after the business combination, in substantially the same proportions as their ownership immediately prior to the business combination and (B) no individual, entity or group, other than the acquiring corporation or an employee benefit plan or related trust that either we or the acquiring corporation maintain or sponsor, beneficially owns, directly or indirectly, 50% or more of the then-outstanding common stock or the combined voting power of the then-outstanding voting capital stock of the acquiring corporation, except to the extent that the ownership existed prior to the business combination.

In connection with a reorganization event, our board of directors or the Compensation Committee will take any one or more of the following actions as to all or any outstanding awards on the terms as the board of directors or the Compensation Committee determines:

•	provide that options will be assumed, or equivalent options will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•

upon written notice, provide that all unexercised options will become exercisable in full and will terminate immediately prior to the consummation of the reorganization event unless exercised within a specified period following the date of notice; and

•

in the event of a reorganization event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, or the acquisition price, make or provide for a cash payment to an optionholder equal to (A) the acquisition price times the number of shares of common stock subject to the holder’s awards (to the extent the exercise price does not exceed the acquisition price) minus (B) the aggregate exercise price of all the holder’s outstanding options, in exchange for the termination of the options. If the reorganization event also constitutes a change in control event, the assumed or substituted options will become immediately exercisable in full if on or prior to the 18-month anniversary of the reorganization event an option holder’s employment with us or our succeeding corporation is terminated by the option holder for good reason or is terminated by us or the succeeding corporation without cause, each as defined in our 2004 stock incentive plan. In addition, upon the occurrence of a change in control event that does not constitute a reorganization event, each option will continue to vest according to its original vesting schedule, except that an option will become immediately exercisable in full if on or prior to the 18-month anniversary of the change in control event an option holder’s employment with us or our succeeding corporation is terminated by the optionholder for good reason or is terminated by us or our succeeding corporation without cause.

In connection with a reorganization event, our repurchase and other rights under each outstanding restricted stock award will inure to the benefit of our successor and will apply to the cash, securities or other property which the common stock was converted into or exchanged for pursuant to the reorganization event in the same manner and to the same extent as applied to the common stock subject to the restricted stock award. Unless otherwise specified in each restricted stock agreement or any other agreement, if there is a change in control event, regardless of whether the event also constitutes a reorganization event, each then-outstanding restricted stock award will continue to become free from conditions or restrictions in accordance with the original schedule set forth in the restricted stock agreement. However, each restricted stock award will immediately become free from all conditions or restrictions if, on or prior to the 18-month anniversary of the change in control event, the award holder terminates employment for good reason or is terminated without cause.

Our board of directors or compensation committee will specify the effect of a reorganization event on any other award granted under the 2004 stock incentive plan at the time of the grant of the award. Unless otherwise specified in each award agreement or any other agreement, if there is a change in control event, regardless of whether the event also constitutes a reorganization event, each then-outstanding award will continue to become exercisable, realizable, vested or free from conditions or restrictions in accordance with the original schedule set forth in the award agreement. However, each award will immediately become fully exercisable, realizable, vested or free from conditions or restrictions, if on or prior to the 18-month anniversary of the change in control event, the award holder terminates employment for good reason or is terminated without cause.

In connection with a liquidation or dissolution of Icagen, our board of directors will upon written notice to the participants provide that all then unexercised options will (1) become exercisable in full as of a specified time at least ten business days prior to the effective date of the liquidation or dissolution and (2) terminate effective upon the liquidation or dissolution, except to the extent exercised before the effective date. The board of directors may specify the effect of a liquidation or dissolution on any restricted stock award or other award granted under the 2004 stock incentive plan at the time of the grant of the award.

Our board of directors may at any time provide that any award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by the award will again be available for grant under the 2004 stock incentive plan, subject, however, in the case of incentive stock options, to any limitations under the code.

In connection with a merger or consolidation of an entity with us or the acquisition by us of property or stock of an entity, our board of directors may grant options in substitution for any options or other stock or stock-based awards granted by the entity or an affiliate thereof. Substitute options may be granted on terms as our board of directors deems appropriate in the circumstance, notwithstanding any limitations on options contained in the 2004 stock incentive plan. Substitute options will not count against the 2004 stock incentive plan’s overall share limit, except as may be required by the code.

Our board of directors has the authority, at any time and from time to time, to amend any or all outstanding options granted under the plan to provide an option exercise price per share that may be lower or higher than the original option exercise price, with the consent of the participant if the participant is affected by the amendment. Our board of directors also has the authority to cancel and substitute any options for other awards, including new options, covering the same or different numbers of shares of common stock having an exercise price per share that may be lower or higher than the exercise price of the canceled options, with the consent of the participant if the participant is affected by the amendment.

Amendment or Termination

No award may be made under the 2004 stock incentive plan after February 3, 2015, but awards previously granted may extend beyond that date. Our board of directors may at any time amend, suspend or terminate the 2004 stock incentive plan.

Subplans

Our board of directors may from time to time establish one or more sub-plans under the plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. Our board of directors will establish these sub-plans by adopting supplements to the plan containing (a) limitations on the discretion of the board of directors under the plan as the board of directors deems necessary or desirable or (b) additional terms and conditions not otherwise inconsistent with the plan as the board of directors deems necessary or desirable. All supplements adopted by the board of directors will be deemed to be part of the plan, but each supplement will apply only to the participants within the affected jurisdiction and Icagen will not be required to provide copies of any supplement to participants in any jurisdiction, which is not the subject of that supplement.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2004 stock incentive plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the code regarding nonqualified deferred compensation.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our 50% or more-owned subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based award granted under the 2004 stock incentive plan will vary depending on the specific terms of the award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to Us

There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any deduction will be subject to the limitations of Section 162(m) of the code.

INFORMATION ABOUT OUR DIRECTORS, OFFICERS AND 5% STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table contains information as of February 28, 2007 about the beneficial ownership of shares of our common stock by:

(1)	each person of whom we are aware who beneficially owns more than 5% of the outstanding shares of our common stock;

(2)	our directors and nominees for director;

(3)	each of our “named executive officers,” as described in the Summary Compensation Table below; and

(4)	all of our directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership (1)
Name and Address of Beneficial Owner	Number of Shares		Percentage
5% Stockholders

Entities/individuals affiliated with Greenway Capital 300 Crescent Court Suite 1111 Dallas, TX 75201	6,827,030	(2)	17.3%

Goldman, Sachs & Co. 85 Broad Street New York, NY 10004	4,114,860	(3)	9.99

	Amount and Nature of Beneficial Ownership (1)
Name and Address of Beneficial Owner	Number of Shares		Percentage
Entities/individuals affiliated with Venrock Associates 30 Rockefeller Plaza, Room 5508 New York, NY 10112	3,150,334	(4)	8.2

Entities/individuals affiliated with Alta Partners One Embarcadero Center, Suite 4050 San Francisco, CA 94111	3,126,674	(5)	8.2

QVT Fund LP Walkers SPV, Walkers House P.O. Box 908GT Mary Street George Town, Grand Cayman Cayman Islands	2,133,449	(6)	5.6

Entities/individuals affiliated with PharmaBio Development Inc. d/b/a NovaQuest 4709 Creekstone Drive Durham, NC 27703	1,935,283	(7)	5.1

Directors and Named Executive Officers
P. Kay Wagoner, Ph.D.	846,185	(8)	2.2%
Richard D. Katz, M.D.	439,409	(9)	1.1
Edward P. Gray, J.D.	181,871	(10)	*
Seth V. Hetherington, M.D.	35,937	(11)	*
J. Heyward Hull, III, Pharm.D., M.S.	254,749	(12)	*
André L. Lamotte, Sc.D.	122,128	(13)	*
Anthony B. Evnin, Ph.D.	3,150,334	(4)	8.2
Richard G. Morrison, Ph.D.	27,083	(14)	*
Charles A. Sanders, M.D.	132,083	(15)	*
Dennis B. Gillings, CBE, Ph.D.	1,935,283	(7)	5.1
Martin A. Simonetti	17,361	(16)	*
Adeoye Y. Olukotun, M.D., MPH, FACC	5,555	(17)	*
All executive officers and directors as a group (11 persons)	6,893,229	(18)	17.4

*	Less than 1%
(1)	As of February 28, 2007, we had 37,782,857 shares of our common stock outstanding. The number of shares that each stockholder, director and executive officer beneficially owns is determined under rules promulgated by the SEC. Under the SEC rules, a person is deemed to beneficially own (a) any shares that the person has sole or shared power to vote or invest and (b) any shares that the person has the right to acquire within 60 days after February 28, 2007 (i.e., April 29, 2007) through the exercise of any stock option or warrant, the conversion of any convertible security or the exercise of any other right. However, the inclusion of shares in this table does not mean that the named stockholder is a direct or indirect beneficial owner of the shares for any other purpose. Unless otherwise noted in the footnotes to this table, each person or entity named in the table has sole voting and investment power (or shares this power with his or her spouse) over all shares listed as owned by the person or entity.
(2)

Consists of (i) 1,896,398 shares of common stock beneficially owned by WS Capital, L.L.C. and WS Capital Management, L.P. for the accounts of (a) Walker Smith Capital, L.P., which beneficially owns 68,200 shares of common stock and 23,870 shares of common stock issuable upon the exercise of warrants, (b) Walker Smith Capital (QP), L.P., which beneficially owns 446,286 shares of common stock and 156,200 shares of common stock issuable upon the exercise of warrants, (c) Walker Smith International Fund, Ltd., which beneficially owns 646,602 shares of common stock and 226,310 shares of common stock issuable upon the exercise of warrants and (d) HHMI Investments, L.P., which beneficially owns 243,652 shares of common stock and 85,278 shares of common stock issuable upon the exercise of warrants, (ii) 1,896,396 shares beneficially owned by WSV Management, L.L.C. and WS Ventures Management, L.P. for the accounts of (a) WS Opportunity Fund, L.P., which beneficially owns 398,735 shares of common stock and 139,557 shares of common stock issuable upon the exercise of warrants, (b) WS Opportunity Fund (QP), L.P., which beneficially owns 378,788 shares of common stock and 132,575 shares of common stock issuable upon the exercise of warrants and (c) WS Opportunity Fund International, Ltd., which beneficially owns 627,216 shares of common stock and 219,525 shares of common stock issuable upon the exercise of warrants, (iii) 2,844,597 shares of common stock beneficially owned by BC Advisors, LLC and SRB Management, L.P. for the accounts of (a) SRB Greenway Capital, L.P., which beneficially owns 215,838 shares of common stock and 75,543 shares of common stock issuable upon the exercise of warrants, (b) SRB Greenway Capital (QP), L.P., which beneficially owns 1,811,975 shares of common stock and 634,191 shares of common stock issuable upon the exercise of warrants and (c) SRB Greenway Offshore Operating Fund, L.P., which beneficially owns 79,297 shares of common stock and 27,753 shares of common stock issuable upon the exercise of warrants and (iv) 189,639 shares of common stock beneficially owned by Steven R. Becker individually, which includes 140,474 shares of common stock and 49,165 shares of common stock issuable upon the exercise of warrants. WS Capital, L.L.C. is the general partner of WS Capital Management, L.P., which is the general partner of Walker Smith Capital, L.P. and Walker Smith Capital (QP), L.P. and the investment manager for WS International Fund, Ltd. and HHMI Investments, L.P. WSV Management, L.L.C. is the general partner of WS Ventures Management, L.P., which is the general partner of WS Opportunity Fund, L.P. and WS Opportunity Fund (QP), L.P. and the agent and attorney-in-fact for WS Opportunity Fund International, Ltd. Reid S. Walker and G. Stacy Smith are principals of WS Capital, L.L.C. and WSV Management, L.L.C., and Patrick P. Walker is a principal of WSV Management, L.L.C. BC Advisors, LLC is the general partner of SRB Management, L.P., which is the general partner of SRB Greenway Capital, L.P., SRB Greenway Capital (QP), L.P. and SRB Greenway Offshore Operating Fund, L.P. Steven R. Becker is the sole principal of BC Advisors, LLC. Pursuant to a letter agreement, Steven R. Becker may collaborate with Reid S. Walker, G. Stacy Smith and Patrick P. Walker on investment strategies from time to time, but each of the above persons expressly disclaims membership in a “group” under Section 13(d) of the Exchange Act with respect to the securities. Each of the above persons expressly disclaims beneficial ownership of the securities, other than to the extent of its pecuniary interest therein.

(3)

Consists of securities beneficially owned by certain operating units of The Goldman Sachs Group, Inc. and its subsidiaries and affiliates. Goldman, Sachs & Co., a broker or dealer registered under Section 15 of the Securities Act of 1933, as amended, or the Securities Act, and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is an indirect wholly-owned subsidiary of The Goldman Sachs Group, Inc., a publicly-traded company. No individual within Goldman, Sachs & Co. has sole voting and investment power with respect to the securities. The securities do not reflect securities, if any, beneficially owned by any operating unit of The Goldman Sachs Group, Inc. whose ownership of securities is disaggregated from that of the operating units of The Goldman Sachs Group, Inc. The operating units of The Goldman Sachs Group, Inc. disclaim beneficial ownership of the securities beneficially owned by any client accounts with respect to which the operating units of The Goldman Sachs Group, Inc. or their employees have voting or investment discretion, or both, and certain investment entities, of which the operating units of The Goldman Sachs Group, Inc. is the general partner, managing general partner or other manager, to the extent interests in the entities are held by persons other than the operating units of The Goldman Sachs Group, Inc. Includes 565,408 shares of common stock issuable upon the exercise of warrants. Under the terms of the warrants, Goldman, Sachs & Co. may not exercise the warrants to the extent the conversion or exercise would cause it, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding shares of common stock following the exercise, excluding for purposes of the determination shares of common stock issuable upon exercise of the warrants which have not been exercised. Goldman, Sachs & Co. has therefore reported in a Schedule 13G/A filed on February 12, 2007 that it only holds 9.99% of our common stock outstanding immediately after giving effect to the exercise of the warrants that it would be able to exercise. The number of shares beneficially owned does not reflect this limitation, but the percentage does reflect this limitation.

(4)	Consists of (i) 1,136,812 shares of common stock owned by Venrock Associates, 151,184 shares of common stock issuable upon the exercise of warrants held by Venrock Associates and 23,195 shares of common stock issuable upon exercise of stock options issued to Venrock Associates which are exercisable within 60 days of February 28, 2007, (ii) 1,587,593 shares of common stock owned by Venrock Associates II, L.P., 217,558 shares of common stock issuable upon the exercise of warrants held by Venrock Associates II, L.P. and 31,909 shares of common stock issuable upon exercise of stock options issued to Venrock Associates II, L.P. which are exercisable within 60 days of February 28, 2007 and (iii) 2,083 shares of common stock issuable upon exercise of stock options issued to Dr. Evnin individually exercisable within 60 days of February 28, 2007. The general partners share voting and investment power of the shares held by Venrock Associates and Venrock Associates II, L.P. The general partners of each of Venrock Associates and Venrock Associates II, L.P. are Venrock Management LLC, Anthony B. Evnin, one of our directors, Michael C. Brooks, Eric S. Copeland, Bryan E. Roberts, Ray A. Rothrock, Anthony Sun and Michael F. Tyrrell. Linda H. Hanauer is chief financial officer and administrative officer of Venrock Associates and Venrock Associates II, L.P. The general partners and Ms. Hanauer may be deemed to beneficially own the shares held by Venrock Associates and Venrock Associates II, L.P.; however, each person disclaims beneficial ownership of these shares except to the extent of his or her proportionate pecuniary interest therein.
(5)	Consists of (i) 1,763,669 shares of common stock owned by Alta BioPharma Partners, L.P. and 152,803 shares of common stock issuable upon the exercise of warrants held by Alta BioPharma Partners, L.P., (ii) 1,007,225 shares of common stock owned by ICAgen Chase Partners (Alta Bio), LLC and 87,265 shares of common stock issuable upon the exercise of warrants held by ICAgen Chase Partners (Alta Bio), LLC, (iii) 66,475 shares of common stock owned by Alta Embarcadero BioPharma Partners, LLC and 5,759 shares of common stock issuable upon the exercise of warrants held by Alta Embarcadero BioPharma Partners, LLC and (iv) 43,478 shares of common stock beneficially owned by Jean Deleage individually. Alta Partners provides investment advisory services to various venture capital funds, including Alta BioPharma Partners, L.P., ICAgen Chase Partners (Alta Bio), LLC and Alta Embarcadero BioPharma Partners, LLC. Jean Deleage, Guy Nohra, Garrett Gruener, Daniel Janney and Alix Marduel, collectively known as the principals, are managing directors of Alta BioPharma Management, LLC, the general partner of Alta BioPharma Partners, L.P., and managing members of Alta/Chase BioPharma Management, LLC, the managing member of ICAgen Chase Partners (Alta Bio), LLC. Jean Deleage and Garrett Gruener are members of Alta Embarcadero BioPharma Partners, LLC. The general partner, managing member and members of Alta BioPharma Partners, L.P., ICAgen Chase Partners (Alta Bio) LLC and Alta Embarcadero BioPharma Partners, LLC, respectively, exercise sole voting and investment power with respect to the shares owned by the funds. The principals disclaim beneficial ownership of all shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.
(6)	Includes 553,116 shares of common stock issuable upon the exercise of warrants. Management of QVT Fund LP is vested in its general partner, QVT Associates GP LLC. QVT Financial LP is the investment manager for QVT Fund LP and shares voting and investment control over the securities held by QVT Fund LP. QVT Financial GP LLC is the general partner of QVT Financial LP and as such has complete discretion in the management and control of the business affairs of QVT Financial LP. QVT Associates GP LLC is general partner of QVT Fund LP and may be deemed to beneficially own the securities. The managing members of QVT Financial GP LLC are Daniel Gold, Lars Bader, Tracy Fu and Nicholas Brumm. Each of QVT Financial LP, QVT Financial GP LLC, Daniel Gold, Lars Bader, Tracy Fu and Nicholas Brumm disclaims beneficial ownership of the securities held by QVT Fund LP. QVT Associates GP LLC disclaims beneficial ownership of the securities held by QVT Fund LP, except to the extent of its pecuniary interest therein.
(7)

Consists of an aggregate of (i) 112,083 shares of common stock beneficially owned by Dennis B. Gillings individually, which includes 105,138 shares of common stock and 6,945 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2007 and (ii) 1,823,200 shares of common stock beneficially owned by PharmaBio Development Inc. d/b/a NovaQuest, a wholly-owned subsidiary of Quintiles Transnational Corp., which includes 1,577,371 shares of common stock and 245,829 shares of common stock issuable upon the exercise of warrants. Dr. Gillings, one of our directors, is chairman and chief executive officer of NovaQuest, and may be deemed to be a beneficial owner of its shares. Dr. Gillings disclaims beneficial ownership of the shares owned by NovaQuest. The board of directors of each of NovaQuest and Quintiles share voting and dispositive power over the shares held by NovaQuest. The members of the board of directors of each of NovaQuest and Quintiles disclaim beneficial ownership of the shares owned by NovaQuest, except to the extent of their pecuniary interest therein. Dr. Gillings is chairman and chief executive officer of Quintiles.

(8)	Includes 435,732 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2007.
(9)	Includes 431,409 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2007.
(10)	Includes 180,362 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2007.
(11)	Consists of 35,937 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2007.
(12)	Includes 226,736 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2007.
(13)	Includes 37,083 shares of common stock issuable upon exercise of stock options issued to Dr. Lamotte exercisable within 60 days of February 28, 2007. Also includes 26,175 shares owned by Medical Science Partners, L.P.; and 19,592 shares owned by Medical Science Partners II, L.P. Dr. Lamotte, a member of our board of directors, is a managing partner of Medical Science Partners, L.P., and Medical Science Partners II, L.P. and has voting and investment power of the shares held by Medical Science Partners, L.P. and Medical Science Partners II, L.P. Dr. Lamotte may be deemed to be a beneficial owner of these shares but disclaims beneficial ownership as to these shares except to the extent of his proportionate pecuniary interest therein.
(14)	Consists of 27,083 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2007.
(15)	Includes 80,729 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2007.
(16)	Consists of 17,361 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2007.
(17)	Consists of 5,555 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2007.
(18)	Includes 1,315,383 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2007 and 614,571 shares of common stock issuable upon the exercise of warrants.

Our Board of Directors

Below is information about each member of our board of directors, including nominees for election as Class III directors. This information includes each director’s age as of February 28, 2007 and length of service as a director of Icagen, his or her principal occupation and business experience for at least the past five years and the names of other publicly held companies of which he or she serves as a director. There are no family relationships among any of our directors, nominees for director and executive officers.

Name	Age	Director Since	Principal Occupation, Other Business Experience During Past Five Years and Other Directorships
Directors Whose Terms Expire in 2008 (Class I Directors)

Anthony B. Evnin, Ph.D.	65	1997	Dr. Evnin has served as a director since May 1997. Dr. Evnin has been a general partner at Venrock Associates, a venture capital limited partnership, since 1975. Dr. Evnin also serves on the boards of directors of a number of companies, including Coley Pharmaceutical Group, Inc., Infinity Pharmaceuticals, Inc., Memory Pharmaceuticals Corp., Pharmos Corporation, Renovis, Inc. and Sunesis Pharmaceuticals Incorporated, biopharmaceutical companies which are public, and several private companies. Dr. Evnin received his Ph.D. in chemistry from the Massachusetts Institute of Technology and his A.B. from Princeton University.
Dennis B. Gillings, CBE, Ph.D.	62	1997	Dr. Gillings has served as a director since August 1997. Dr. Gillings is chairman and chief executive officer of Quintiles Transnational Corp., a pharmaceutical services company. Dr. Gillings founded Quintiles in 1982. He served for more than 15 years as a professor at the University of North Carolina at Chapel Hill and received the Honorary Degree of Doctor of Science from the University in May 2001. Dr. Gillings was honored by the Queen as Commander of the Most Excellent Order of the British Empire in 2004 for services to the pharmaceutical industry. Dr. Gillings was also appointed Pro-Chancellor of Southampton University in 2006. Dr. Gillings received a diploma in mathematical statistics from Cambridge University in 1967 and a Ph.D. in mathematics from the University of Exeter, England, in 1972.
Martin A. Simonetti	49	2005	Mr. Simonetti has served as a director since March 2005. Mr. Simonetti has served as president and chief executive officer and as a director of VLST Corp., a biotechnology company, since December 2005. Mr. Simonetti was chief financial officer and treasurer of Dendreon Corporation, a biotechnology company, from January 1999 to July 2005 and senior vice president, finance of Dendreon from January 2001 to July 2005. Prior to joining Dendreon, Mr. Simonetti was employed at Amgen Inc., a biotechnology company, most recently serving as vice president operations and finance of Amgen BioPharma

Name	Age	Director Since	Principal Occupation, Other Business Experience During Past Five Years and Other Directorships
			and its director of Colorado operations. From 1984 to 1991, Mr. Simonetti worked at Genentech, Inc., a biotechnology company, first as a scientist in its medicinal and analytical chemistry department and later as a financial analyst and group controller. Mr. Simonetti serves on the board of directors of Alexandria Real Estate Equities, Inc., a publicly traded real estate investment trust, and is a member of the Dean’s executive advisory board for the Albers School of Business and Economics at Seattle University. Mr. Simonetti received an M.S. in Nutrition from the University of California, Davis and an M.B.A. from the University of Santa Clara.

Directors Whose Terms Expire in 2009 (Class II Directors)

Charles A. Sanders, M.D.	75	1997	Dr. Sanders has served as a director since May 1997 and as chairman of the board of directors since October 2005. Dr. Sanders retired in 1995. Dr. Sanders served as chairman and chief executive officer of Glaxo Inc., a pharmaceutical company, from 1989 to May 1995, and also served as a member of the board of directors of Glaxo plc. Previously, Dr. Sanders was general director of Massachusetts General Hospital and professor of medicine at Harvard Medical School. Dr. Sanders is a director of Vertex Pharmaceuticals Incorporated; Genentech, Inc.; and Cephalon, Inc., all publicly traded biotechnology companies, and LipoScience Inc., a private medical technology company, and Reata Pharmaceuticals, Inc., a private specialty pharmaceuticals company. He is currently a member of the Institute of Medicine of the National Academy of Sciences, a member of the CSIS Board of Trustees, chairman of Project HOPE and chairman of the Foundation for the National Institutes of Health. Dr. Sanders is also past chairman of the New York Academy of Sciences, past chairman of The Commonwealth Fund and past chairman of the Overseers Committee to Visit the Harvard Medical School. Dr. Sanders received his M.D. from Southwestern Medical College of the University of Texas.

Adeoye Y. Olukotun, M.D., MPH, FACC	62	2006

Dr. Olukotun has served as a director since August 2006. Dr. Olukotun has served as chief medical officer of VIA Pharmaceuticals, Inc., a biotechnology company, since September 2004. Dr. Olukotun founded CR Strategies, LLC, a clinical research and development consulting firm, and served as its chief executive officer from March 2000 to December 2003. Dr. Olukotun also was chief medical officer of Esperion Therapeutics, Inc., a

Name	Age	Director Since	Principal Occupation, Other Business Experience During Past Five Years and Other Directorships
			cardiovascular drug development company, from July 2001 to April 2004. Dr. Olukotun was Vice President of Medical and Regulatory Affairs and Chief Medical Officer at Mallinckrodt, Inc., a healthcare company, from June 1996 to January 2001. Prior to joining Mallinckrodt, Dr. Olukotun was employed at Bristol-Myers Squibb Company, most recently serving as Vice President. Dr. Olukotun serves on the board of directors of BioMedical Systems Corporation, a private biotechnology company, and D&R Greenway Land Trust, a non-profit organization. Dr. Olukotun received his M.D. from Albert Einstein College of Medicine and a MPH degree from Harvard University School of Public Health.

Nominees for Terms Expiring in 2010 (Class III Directors)

André L. Lamotte, Sc.D.	58	1992	Dr. Lamotte has served as a director since our inception. Dr. Lamotte is currently engaged in entrepreneurial activities focused on the biotechnology sector in Europe and Asia. From 2003 through 2004, Dr. Lamotte served as a venture partner with HBM BioVentures, Ltd., a biotechnology investment fund. Dr. Lamotte was a founder of and has served as managing partner of Medical Science Partners, L.P., a venture capital limited partnership, since 1988. He also served as the managing partner of Medical Science Partners, II, L.P. and Medical Science II Co-Investment, L.P. From April 1983 to April 1988, Dr. Lamotte served as vice president and a general partner of Pasteur Merieux Inc., a pharmaceutical company. Dr. Lamotte serves on the board of directors of several private companies as well as Arpida Ltd., a biopharmaceutical company listed in Switzerland. Dr. Lamotte received his Sc.D. in chemical engineering from the Massachusetts Institute of Technology and an M.B.A. from Harvard University.

Richard G. Morrison, Ph.D.	70	2004	Dr. Morrison has served as a director since January 2004. Dr. Morrison is an adjunct professor of business management and marketing at the Cameron School of Business, University of North Carolina at Wilmington. Dr. Morrison taught international management and marketing from 1995 to 2001 and will teach international business starting in August 2007. Dr. Morrison had a 30-year international career with Eli Lilly, a pharmaceutical company, holding a number of marketing and general management positions in Europe, the Middle East and in several South American countries. He was president of Lilly Brazil at the time of his retirement from Eli Lilly in December 1993. Dr. Morrison serves on the board of directors of Diatron MI Ltd. and Diatron Messtechnik GmbH, private medical equipment companies. Dr. Morrison has also served as a member of the Cameron

Name	Age	Director Since	Principal Occupation, Other Business Experience During Past Five Years and Other Directorships
			School of Business Executive Advisory Board since 1995. He is a past member of the board of directors of the Juvenile Diabetes Research Foundation and continues to serve on its nominating committee. Dr. Morrison received a Ph.D. and a Masters degree from Louisiana State University.

P. Kay Wagoner, Ph.D.	58	1992	Dr. Wagoner is a co-founder of our company and has served as our president and a director since our inception and as chief executive officer since September 1996. Prior to founding Icagen, Dr. Wagoner served in research management positions at Glaxo Inc. where she initiated and led Glaxo’s U.S. ion channel discovery efforts in central nervous system, cardiovascular and metabolic disease. In 2001, Dr. Wagoner received the distinguished alumna award for science and business from the University of North Carolina, Chapel Hill. Dr. Wagoner also serves or has served on a variety of boards of directors, including the University of North Carolina’s Graduate School Advisory Board and the Governing Body of the Biotechnology Industry Organization’s (BIO) Emerging Companies Section. In 2004, Dr. Wagoner was awarded the Entrepreneurial Excellence Award by the Research Triangle-based Council for Entrepreneurial Development, the largest entrepreneurial support organization in the United States, and the Ernst & Young Entrepreneur of the Year Regional Award for Life Sciences and Healthcare. In 2007, Dr. Wagoner received the Women in Bio outstanding achievement award for excellence in capital raising. Dr. Wagoner received her Ph.D. in physiology from the University of North Carolina at Chapel Hill.

Our Executive Officers

Below is information about each of our current executive officers. This information includes each officer’s age as of February 28, 2007, his or her position with Icagen, the length of time he or she has held each position and his or her business experience for at least the past five years. Our board of directors elects our officers annually, and officers serve until they resign or the board of directors terminates their position. There are no family relationships among any of our executive officers, directors and nominees for director.

Name	Age	Position and Business Experience During Past Five Years
P. Kay Wagoner, Ph.D.	58	President and Chief Executive Officer. For more information, see “—Our Board of Directors” above.

Richard D. Katz, M.D.	43	Senior Vice President, Finance and Corporate Development, Chief Financial Officer and Treasurer. Dr. Katz has been our senior vice president, finance and corporate development, chief financial officer and treasurer since April 2001. From August 1996 to 2001, Dr. Katz worked in the Investment Banking Division of Goldman Sachs, an investment banking firm, most recently as a vice president in the

Name	Age	Position and Business Experience During Past Five Years
		Healthcare Group. Prior to joining Goldman Sachs, Dr. Katz earned a Masters in Business Administration from Harvard Business School where he graduated as a Baker Scholar. Dr. Katz earned his M.D. from the Stanford University School of Medicine and completed an internship in general surgery at the Hospital of the University of Pennsylvania. Dr. Katz received his A.B. in applied mathematics with high distinction from Harvard University.

Edward P. Gray, J.D.	57	Senior Vice President, Intellectual Property, Chief Patent Counsel and Secretary. Mr. Gray has been our senior vice president, intellectual property, and chief patent counsel since August 2001 and our secretary since March 2004. Mr. Gray was retired from 1999 to 2001. From 1992 to 1999, Mr. Gray held several positions in the intellectual property department of Eli Lilly & Company, including most recently assistant general patent counsel and special patent counsel. Mr. Gray also served from 1989 to 1992 as general counsel for Cardiac Pacemakers, Inc., a medical device company and former subsidiary of Eli Lilly. Mr. Gray received his J.D. from the University of Toledo and a B.S. in pharmacy from Butler University. Mr. Gray is a member of several state and federal bars, including the United States Supreme Court and the U.S. Court of Appeals, Federal Circuit. Mr. Gray is a member of the American Intellectual Property Law Association and the Licensing Executives Society and a past member of the Food and Drug Law Institute.

Seth V. Hetherington, M.D.	54	Senior Vice President, Clinical and Regulatory Affairs. Dr. Hetherington has been our senior vice president, clinical and regulatory affairs since June 2006. From June 2002 to June 2006, Dr. Hetherington served as Vice President, Clinical Development and Chief Medical Officer at Inhibitex, Inc., a biotechnology company. From May 1995 to June 2002, Dr. Hetherington held positions of increasing responsibility in clinical development, most recently Clinical Program Head, at GlaxoSmithKline and Glaxo Wellcome. Prior to joining Glaxo Wellcome, Dr. Hetherington held appointments at several leading academic medical centers, including the University of Tennessee, St. Jude Children’s Research Hospital in Memphis and Albany Medical College. Dr. Hetherington received a B.S. in physics from Yale University and his M.D. from the University of North Carolina, Chapel Hill.

CORPORATE GOVERNANCE

We are committed to strong and effective corporate governance because we believe that it leads to long-term value for our stockholders and, ultimately, makes us more competitive. We have taken the following steps, among others, to strengthen our governance practices:

•

The majority of the members of our board of directors are independent, as defined by Nasdaq listing standards. Of our eight directors, only two (Dr. Wagoner and Dr. Gillings) do not meet the Nasdaq independence criteria.

•	Our Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee are all composed solely of independent directors.

•

Our board of directors and board committees are active in the execution of their duties. During 2006, our board of directors met ten times, either in person or by teleconference, and acted by written consent on one occasion; our Audit Committee met eight times, either in person or by teleconference; our Compensation Committee met four times, either in person or by teleconference, and acted by written consent on three occasions; and our Nominating/Corporate Governance Committee met three times, either in person or by teleconference, and acted by written consent on one occasion. Other than Dr. Gillings, all of our directors attended at least 75% of the aggregate of the meetings of our board of directors and the committees on which they served.

•	The independent members of our board of directors regularly meet in executive session without Dr. Wagoner or any other Icagen employees present.

•	We have adopted written Corporate Governance Guidelines and a written Code of Business Conduct and Ethics for all of our officers, employees and directors.

•

Our board of directors has adopted written charters for all of our board committees. The charters of our Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee give each of these committees the authority to retain independent legal, accounting and other advisors.

•

We have a separate president and chief executive officer (Dr. Wagoner) and chairman of the board of directors (Dr. Sanders), instead of combining these two offices under one person. Our chairman is an independent director.

•	We have adopted a Related Person Transaction Policy, which sets forth our policies and procedures for the review and approval or ratification of related person transactions.

You can find current copies of our Corporate Governance Guidelines, Code of Business Conduct and Ethics and the charters for our Audit, Compensation and Nominating/Corporate Governance Committees in the “Investors” section of our website, www.icagen.com, or by contacting our investor relations department at the address, telephone number or e-mail address set forth below. We will post any amendments to these documents on our website. If we grant a waiver of any part of our Code of Business Conduct and Ethics to any of our executive officers or directors, we will disclose the waiver that is required to be disclosed pursuant to the disclosure requirements of Item 5.05 of Form 8-K on our website.

Icagen, Inc.

4222 Emperor Boulevard, Suite 350

Durham, North Carolina 27703

Attention: Investor Relations

(919) 941-5206

investorsandpress@icagen.com

Our bylaws require that the chairman of our board of directors attend the annual meeting, and if he cannot attend, then our chief executive officer and president would attend in his stead. Our corporate governance guidelines provide that directors are responsible for attending the annual meeting. Five of our seven directors then serving attended our 2006 annual meeting of stockholders.

Under applicable Nasdaq rules, a director of Icagen will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Dr. Evnin, Mr. Simonetti, Dr. Sanders, Dr. Lamotte, Dr. Morrison or Dr. Olukotun has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of The Nasdaq Stock Market, Inc. marketplace rules. In determining the independence of the directors listed above, our board of directors considered each of the transactions discussed in “Certain Relationships and Transactions with Related Persons.”

Committees of our Board of Directors

Our board of directors has established three standing committees—Audit, Compensation, and Nominating/Corporate Governance—each of which operates under a charter that has been approved by our board of directors. Current copies of each committee’s charter are posted on the Investors section of our website, www.icagen.com.

Our board of directors has determined that all of the members of each of the board of director’s three standing committees are independent as defined under the rules of The Nasdaq Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

Audit Committee

Our Audit Committee consists of Dr. Morrison (Chairman), Dr. Evnin and Mr. Simonetti, all of whom meet The Nasdaq Stock Market criteria for independence and are able to read and understand financial statements. In addition, our board of directors has determined that Mr. Simonetti is an “audit committee financial expert” as defined by the SEC. The Audit Committee’s responsibilities are:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent auditors, including through the receipt and consideration of certain reports from our independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating our board of directors’ oversight of internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	establishing procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with our independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules.

Compensation Committee

Our Compensation Committee consists of Dr. Sanders (Chairman), Dr. Lamotte and Dr. Olukotun. Each of Dr. Sanders, Dr. Lamotte and Dr. Olukotun meet The Nasdaq Stock Market criteria for independence. The Compensation Committee’s responsibilities are:

•	annually reviewing and approving corporate and individual goals and objectives relevant to the compensation of our chief executive officer;

•	determining our chief executive officer’s compensation;

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our executive officers;

•	overseeing and administering our incentive-compensation and equity-based plans;

•	reviewing and making recommendations to our board of directors with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” required by SEC rules; and

•	preparing the compensation committee report required by SEC rules.

The processes and procedures followed by our Compensation Committee in considering and determining executive and director compensation are described below under the heading “—Executive and Director Compensation Processes.”

Nominating/Corporate Governance Committee

Our Nominating/Corporate Governance Committee consists of Dr. Evnin (Chairman), Dr. Lamotte, Dr. Morrison and Dr. Sanders, all of whom meet The Nasdaq Stock Market criteria for independence. The Committee’s responsibilities include:

•	recommending to the board of directors the persons to be nominated for election as directors or to fill vacancies on the board of directors, and to be appointed to each of the board committees;

•	overseeing an annual review by the board of directors with respect to management succession planning;

•	developing and recommending to the board of directors corporate governance principles and guidelines; and

•	overseeing periodic evaluations of the board of directors.

The processes and procedures followed by our Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described below under the heading “—Director Nomination Process”.

Executive and Director Compensation Processes

The Compensation Committee has implemented an annual performance review program for our executives, under which annual performance goals for the company as a whole and for each executive are determined and set forth in writing at the beginning of each calendar year. Annual corporate goals are proposed by management and approved by the Compensation Committee at the beginning of each calendar year. These corporate goals target the achievement of specific research, clinical, regulatory, and operational milestones. Individual goals, which are currently only applicable to our chief executive officer, focus on contributions that facilitate the achievement of the corporate goals and are set at the beginning of each calendar year. Individual goals are proposed by management and approved by the Compensation Committee. Annual salary increases, annual bonuses, and annual stock option and restricted stock unit awards granted to our executives are tied to the achievement of these corporate and individual, if applicable, performance goals. During the first calendar quarter of each year, we evaluate individual and corporate performance against the written goals for the recently completed year. Each executive’s evaluation begins with a written self-assessment, which is submitted to the chief executive officer. The chief executive officer then prepares a written evaluation based on the executive’s self-assessment, the chief executive officer’s own evaluation and input from others within our company, if appropriate. This process leads to a recommendation by the chief executive officer for annual executive salary increases, annual stock option and restricted stock unit awards and bonuses, if any, which is then reviewed and approved by the Compensation

Committee. In the case of the chief executive officer, her individual performance evaluation is conducted by the Compensation Committee, which determines her compensation changes and awards. For all executives, annual base salary increases, annual stock option and restricted stock unit awards and annual bonuses, to the extent granted, are implemented during the first calendar quarter of the year.

The Compensation Committee has implemented a director compensation policy, which generally provides for automatic option grants to non-employee directors at the beginning of each year for each three-year term served as well as director fees and reimbursement of expenses for attendance at meetings, paid to non-employee directors. The Compensation Committee reviews this policy periodically and recommends changes as necessary.

The Compensation Committee has delegated to Dr. Wagoner, our chief executive officer, the authority to make stock option grants under our 2004 stock incentive plan to our employees who are not executive officers pursuant to a grant methodology established by the Compensation Committee from time to time. The board of directors has also delegated to Dr. Wagoner, as a committee of one, the authority to make restricted stock and restricted stock unit grants under our 2004 stock incentive plan to our employees who are not executive officers pursuant to a grant methodology established by the board of directors from time to time.

The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. For the purposes of evaluating 2006 compensation, the Compensation Committee retained Pearl Meyer & Partners to assist in the development of our compensation policies.

Director Nomination Process

The process followed by the Nominating/Corporate Governance Committee to identify and evaluate director candidates includes requests to members of our board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our board of directors. In addition, during the fiscal year ended December 31, 2006, we retained the services of a third-party search firm to help identify and evaluate potential director candidates. The director search firm was engaged by us and paid a retainer fee to identify, interview, screen and facilitate meetings with candidates meeting specifications established by the Nominating/Corporate Governance Committee for a particular vacancy on the board.

In considering whether to recommend any particular candidate for inclusion in the board of directors’ slate of recommended director nominees, the Nominating/Corporate Governance Committee applies the criteria attached to the Corporate Governance Guidelines. These criteria include:

•	a reputation for integrity, honesty and adherence to high ethical standards;

•	business acumen and experience and the ability to exercise sound judgment with respect to Icagen’s objectives;

•	a commitment to understand Icagen and our industry and to regularly attend and participate in board of directors and committee meetings;

•

the interest and ability to understand the sometimes conflicting interests of our various constituencies, including stockholders, employees, collaborators, governmental units, creditors and the general public, and to act in the interests of all stockholders; and

•	an absence of conflicts of interest, or the appearance of conflicts of interest, that would impair the candidate’s ability to represent the interests of all stockholders.

The Nominating/Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities.

The process for considering an incumbent director for reelection to the board of directors is that the Nominating/Corporate Governance Committee considers the composition of the entire board of directors, the strengths and contributions of each member of the board of directors, and the strengths and contributions of the particular director being considered. After discussion among the committee members, the committee decides whether to recommend to the full board of directors that the director be nominated for reelection.

Stockholders may recommend individuals to the Nominating/Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date the recommendation is made, to Nominating/Corporate Governance Committee, c/o Corporate Secretary, Icagen, Inc., 4222 Emperor Boulevard, Suite 350, Durham, North Carolina 27703. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating/Corporate Governance Committee or our board of directors, by following the procedures set forth under “Information About the Annual Meeting and Voting—Can I recommend a candidate for Icagen’s board of directors?”.

You can find more detailed information on our process for selecting board members and our criteria for board nominees in the Corporate Governance Guidelines posted in the “Investors” section of our website, www.icagen.com.

Communicating with our Board of Directors

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the Nominating/Corporate Governance Committee, with the assistance of our senior management, is primarily responsible for monitoring and responding to communications from stockholders and other interested parties and for providing copies or summaries of communications to the other directors, as he considers appropriate.

All communications are forwarded to the chairman of the Nominating/Corporate Governance Committee and to the chairman of another committee of the board of directors, if the communication was addressed to the attention of another committee of the board of directors. The chairman of the Nominating/Corporate Governance Committee, in consultation, in the case of communications to be addressed by another committee of the board of directors, with the chairman of that committee, shall decide in each case whether any particular communication should be forwarded to some or all other members of the board of directors.

Our stockholders may send communications to our board of directors by forwarding them to our secretary at the above address or by sending an e-mail to corporatesecretary@icagen.com or our board of directors at board@icagen.com or, in addition, in the case of matters concerning accounting, internal accounting controls and auditing, our Audit Committee at auditchair@icagen.com.

Audit Committee Report

The Audit Committee has reviewed and discussed with our management our audited financial statements for the year ended December 31, 2006. The Audit Committee has reviewed and discussed with Ernst & Young LLP, our independent registered public accounting firm, our audited financial statements and the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), or SAS 61. SAS61 requires our independent registered public accounting firm to discuss with the Audit Committee the following, among other things:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management, if any, over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Audit Committee has also received from Ernst & Young the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed the matters disclosed in the letter and the independence of Ernst & Young with representatives of that firm. Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditors’ professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee also considered whether the provision by Ernst & Young of the non-audit services discussed under “Proposal 2—Ratification of the Appointment of Auditors” is compatible with maintaining the auditors’ independence and determined that the non-audit services were indeed compatible with maintaining Ernst & Young’s independence.

Based on its discussions with management and Ernst & Young, and its review of the representations and information provided by management and Ernst & Young, the Audit Committee recommended to the board of directors that Icagen’s audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

This Audit Committee report is not incorporated by reference into any of our previous or future filings with the SEC, unless any such filing explicitly incorporates the report.

By the Audit Committee of the Board of Directors of Icagen, Inc.

Richard G. Morrison, Ph.D., Chairman

Anthony B. Evnin, Ph.D.

Martin A. Simonetti

COMPENSATION OF OUR DIRECTORS AND EXECUTIVE OFFICERS

Compensation of our Directors

2006 Director Compensation

Name (1)	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)
Anthony B. Evnin, Ph.D.	$36,500		—	$49,210	—	—	—	$85,710
Dennis B. Gillings, CBE, Ph.D.	29,000	(3)	—	49,210	—	—	—	78,210
André L. Lamotte, Sc.D.	32,000		—	49,210	—	—	—	81,210
Richard G. Morrison, Ph.D.	45,000		—	49,210	—	—	—	94,210
Adeoye Y. Olukotun, M.D., MPH, FACC(4)	12,492		—	7,304	—	—	—	19,796
Martin A. Simonetti	35,000		—	14,075	—	—	—	49,075
Charles A. Sanders, M.D.	35,500		—	106,578	—	—	—	142,078

(1)	P. Kay Wagoner, Ph.D., one of our directors, is also our president and chief executive officer and a named executive officer. Dr. Wagoner does not receive any additional compensation as a director. See “—Compensation of our Executive Officers—Summary Compensation Table” below for disclosure relating to her compensation.
(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with Statement of Financial Accounting Standards No. 123R, or SFAS 123R, and thus include amounts attributable to options granted in and prior to 2006 under our 2004 stock incentive plan and our amended equity compensation plan. The amounts disregard the estimate of forfeitures related to service-based vesting conditions. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 7 to our audited financial statements for the year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on March 6, 2007. The grant date fair value of stock options made to our non-employee directors during 2006 as determined in accordance with SFAS 123R was as follows: $57,538 for grants made to Dr. Sanders and $53,368 for grants made to Dr. Olukotun. No options held by our non-employee directors were forfeited during the year ended December 31, 2006. The following table shows the aggregate number of outstanding stock options held by each of our non-employee directors as of December 31, 2006.

Name	Outstanding Stock Options (#)
Anthony B. Evnin, Ph.D.	55,104	*
Dennis B. Gillings, CBE, Ph.D.	4,862
André L. Lamotte, Sc.D.	35,000
Richard G. Morrison, Ph.D.	25,000
Adeoye Y. Olukotun, M.D., MPH, FACC	25,000
Martin A. Simonetti	25,000
Charles A. Sanders, M.D.	73,646

*	Includes stock options for an aggregate of 23,195 shares of common stock held by Venrock Associates and stock options for an aggregate of 31,909 shares of common stock held by Venrock Associates II, L.P.
(3)	At Dr. Gillings’ request, we forward the fees he earns as a director to Quintiles Transnational Corp.
(4)	Dr. Olukotun joined our board of directors on August 3, 2006 and our Compensation Committee on October 24, 2006.

All of our non-employee directors have the same compensation arrangement. We reimburse our non-employee directors for out-of-pocket expenses they incur in attending board and committee meetings and pay each non-employee director an annual retainer fee of $25,000. The chairman of our Audit Committee receives an additional annual retainer of $10,000 and our other committee chairmen receive an additional annual retainer of $3,000. In addition, we pay each non-employee director $1,000 for attendance at each board meeting in which he or she participates in person or $500 if attendance is by telephone. Each non-employee director also receives $1,000 for each meeting of a committee of the board of directors that he or she participates in person or $500 if attendance is by telephone that is held on a day other than the day of any meeting of the full board of directors. Directors who are also our employees do not receive any compensation in their capacities as directors.

Each of our non-employee directors receives options to purchase 25,000 shares of our common stock for his or her services as a director for each three-year term served. The options for our current directors are granted every three calendar years as of the first business day of the calendar year. The options for new directors will be granted as of the date of the election or appointment of the director to the board of directors. The options granted to the non-employee directors vest monthly over three years, subject to the director’s continued service as a director. In addition, our chairman of the board of directors receives options to purchase 20,000 additional shares of our common stock for his or her services as a director for each year served. The options for our chairman of the board of directors are granted every calendar year as of the first business day of the calendar year. The options granted to the chairman of the board of directors vest monthly over one year, subject to the chairman’s continued service as a director. Options granted to non-employee directors have exercise prices equal to the fair market value of common stock at the date of grant.

Compensation of our Executive Officers

Compensation Discussion and Analysis

The Compensation Committee of our board of directors oversees our executive compensation program. In this role, the Compensation Committee reviews and approves annually all compensation decisions relating to our named executive officers.

Objectives and Philosophy of Our Executive Compensation Program

The primary objectives of the Compensation Committee with respect to executive compensation are to:

•	attract, retain and motivate the best possible executive talent;

•	ensure executive compensation is aligned with our corporate strategies, business objectives and short- and long-term operating plans;

•

promote the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate and, if applicable, individual performance goals; and

•	align executives’ incentives with the creation of stockholder value.

To achieve these objectives, the Compensation Committee evaluates our executive compensation program with the goal of setting compensation at levels the committee believes are competitive with those of other companies in our industry and our region that compete with us for executive talent. In addition, our executive compensation program ties a substantial portion of each executive’s overall compensation to key strategic, financial and operational goals such as research and development, clinical trial and regulatory progress and intellectual property portfolio development, as well as our financial and operational performance. Our executive compensation program is designed to reward performance and achievement of these targeted objectives. We also provide a portion of our executive compensation in the form of stock options and restricted stock units that vest over time, which we believe helps to retain our executives and aligns their interests with those of our stockholders by allowing them to participate in the longer term success of our company as reflected in stock price appreciation.

In making compensation decisions, the Compensation Committee, with the assistance from time to time of outside compensation consultants, compares our executive compensation against that paid by peer companies that the Compensation Committee believes are similarly situated in our industry and our major competitors for employees. In evaluating 2006 compensation, the Compensation Committee retained Pearl Meyer & Partners to conduct a competitive pay analysis with respect to the compensation of our executive officers. Pearl Meyer analyzed published and private survey data in connection with its competitive pay analysis. The Compensation Committee used this analysis to compare executive officer compensation against that of our peers and to determine the appropriate level of compensation for 2006. The Compensation Committee also reviews surveys of industry and national trends in executive compensation. The Compensation Committee intends that if an officer as an individual and Icagen as a whole achieve the individual and company performance goals determined by the Compensation Committee, then the officer should have an opportunity to receive compensation that is competitive with our peer group and industry norms. In considering the compensation of our executives other than our chief executive officer, the Compensation Committee also considers the recommendations of Dr. Wagoner, our president and chief executive officer.

Components of our Executive Compensation Program

The primary elements of our executive compensation program are:

•	base salary;

•	annual cash bonuses;

•	stock option and restricted stock unit awards;

•	other employee benefits; and

•	severance and change of control benefits.

We have not had any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the Compensation Committee, after reviewing industry information, determines what it believes to be the appropriate level and mix of the various compensation components.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. When establishing base salaries for 2006, the Compensation Committee considered the survey data of compensation in the peer group, as well as a variety of other factors, including the seniority of the individual, the level of the individual’s responsibility, the ability to replace the individual, the base salary of the individual at his or her prior employment, if applicable, and the number of well qualified candidates to assume the individual’s role. Generally, we believe that executive base salaries should be targeted within the range of comparable salaries for executives in similar positions at comparable companies. The Compensation Committee reviewed the salaries of our executive officers against comparable market salaries and benchmarked salaries for our executives against market salaries at the 50th percentile while taking into account local market conditions. In the case of Dr. Wagoner, Dr. Katz, Dr. Hetherington and Mr. Gray, the minimum base salary is mandated by our employment agreements with those executives.

Base salaries are generally reviewed annually by our Compensation Committee, and are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

The Compensation Committee approved the following salaries for our executive officers, effective as of February 1, 2006:

Executive Officer	Base Salary for 2006
P. Kay Wagoner, Ph.D. President and Chief Executive Officer	$340,000

Richard D. Katz, M.D. Senior Vice President, Finance and Corporate Development, Chief Financial Officer and Treasurer	260,741

Edward P. Gray, J.D. Senior Vice President, Intellectual Property, Chief Patent Counsel and Secretary	223,146

J. Heyward Hull, III, Pharm.D., M.S. Former Senior Vice President, Development and Regulatory Affairs	258,356

As discussed below, Dr. Hull retired from his position as senior vice president, development and regulatory affairs on May 17, 2006. Seth V. Hetherington, M.D. started as our senior vice president, clinical and regulatory affairs on June 15, 2006 with a base salary of $320,000.

With the exception of Dr. Hetherington’s salary when hired in June 2006, which we believe was commensurate with his experience and the market for his position at the time of hire, we did not significantly increase the salary of our executive officers in 2006 from 2005 levels.

Annual Cash Bonus

The Compensation Committee sets bonus targets for our executives at the outset of each year and has the authority to award annual bonuses to our executives. The annual cash incentive bonuses are intended to compensate our executives for the achievement of company strategic, operational and financial goals and, in the case of Dr. Wagoner, individual performance objectives. The Compensation Committee works with our chief executive officer to develop performance goals that it believes can be reasonably achieved with diligent efforts over the ensuing year. Bonus targets are set annually by the Compensation Committee in the first quarter of each year as a flat target amount or as a percentage of the applicable executive’s base salary. We benchmarked bonus targets against market median data. We set bonus targets as maximum targets, although actual bonuses awarded remain discretionary. The Compensation Committee approves the company and individual performance goals and the weighting of various goals for each executive and determines potential bonus amounts based on achievement of those goals. Annual bonuses are paid in cash in an amount reviewed and approved by the Compensation Committee. Annual bonuses are ordinarily approved and paid in a single installment in the first quarter following the completion of a given fiscal year.

On February 12, 2007, the Compensation Committee approved 2006 cash bonus payments for certain of our named executive officers. The Compensation Committee approved the bonus awards following an assessment of our achievement of our performance objectives for 2006 and, with respect to Dr. Wagoner, individual performance objectives. The corporate performance objectives included progression of preclinical and clinical development programs, increasing awareness of Icagen within the investment community, achievement of corporate and business development objectives, timely completion of public company reporting obligations, developing policies and procedures for internal controls and compliance obligations and further developing our intellectual property portfolio. 75% of Dr. Wagoner’s target bonus was based on corporate performance objectives as described above and 25% of her target bonus was based on individual performance objectives. Dr. Wagoner’s individual performance objectives included broadening Icagen’s management team, especially in the areas of finance, investor relations and business development. In determining 2006 bonuses, the Compensation Committee considered the performance of the company and each executive against these goals. For each executive, the percentage of achievement of performance goals is one factor used to determine bonuses. The 2006 target bonuses and bonus payments were as follows:

Executive Officer	Bonus Targets for 2006	2006 Bonus Payment
P. Kay Wagoner, Ph.D. President and Chief Executive Officer	Up to $100,000	$65,000
Richard D. Katz, M.D. Senior Vice President, Finance and Corporate Development, Chief Financial Officer and Treasurer	Up to 20% of base salary	52,000
Seth V. Hetherington, M.D. Senior Vice President, Clinical and Regulatory Affairs	Up to 30% of base salary	24,000
Edward P. Gray, J.D. Senior Vice President, Intellectual Property, Chief Patent Counsel and Secretary	Up to 20% of base salary	15,000

Generally for 2006, executive officers received between a third to two-thirds of their maximum target bonus. In light of Dr. Katz’s performance and his efforts regarding our private placement that was completed on February 6, 2007, Dr. Katz received 100% of his target bonus.

Dr. Hetherington started as our senior vice president, clinical and regulatory affairs on June 15, 2006. On May 10, 2006, the Compensation Committee approved a 2006 target bonus for Dr. Hetherington of up to 30% of his base salary. Dr. Hetherington’s 2006 bonus payment was prorated based on his mid-year start date.

Dr. Hull’s target bonus of up to $75,000 for 2006 was based on achievement of specified performance objectives, including initiation or completion of clinical trials and filings with the U.S. Food and Drug Administration, including investigational new drug applications and new drug applications. Dr. Hull retired from his position as senior vice president, development and regulatory affairs on May 17, 2006. Dr. Hull continued part-time employment with us as our principal clinical research scientist through the end of the year. Because of the stage of our programs, none of these milestones were reached in 2006, and therefore, Dr. Hull did not receive a bonus for 2006.

Stock Option and Restricted Stock Unit Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity grants should further our goal of executive retention because this feature provides an incentive to our executives to remain in our employ during the vesting period. In determining the size of equity grants to our executives, our Compensation Committee considers comparative share ownership of executives in our compensation peer group, our company-level performance, the applicable executive’s performance, the amount of equity previously awarded to the executive, the vesting of such awards and the recommendations of management and outside compensation consultants.

We typically make an initial equity award of stock options and restricted stock units to new executives and annual equity grants as part of our overall compensation program. All grants of options and restricted stock units to our executives are approved by the Compensation Committee.

Our equity awards have typically taken the form of stock options and restricted stock unit grants. The Compensation Committee reviews all components of the executive’s compensation when determining annual equity awards to ensure that an executive’s total compensation conforms to our overall philosophy and objectives. We intend that the annual aggregate value of these awards will be set within the range of levels for companies in our compensation peer group, subject to local market conditions.

We typically grant restricted stock unit awards at no cost to the executive. Because the shares have a built-in value at the time the restricted stock unit grants are made, we generally grant significantly fewer shares of restricted stock units than the number of stock options we would grant for a similar purpose.

Except for stock options granted pursuant to our retention grant and option exchange programs discussed below, and certain grants to new hires, the stock options we grant to our executives typically vest monthly over four years of the ten-year option term. Vesting rights cease on termination of employment and exercise rights cease shortly after termination of employment except in the case of death or disability. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. The stock option agreements between Icagen and our executive officers generally provide that the stock option will become immediately exercisable in full if there is a change in control of Icagen and the officer loses his or her position with the acquiring or succeeding corporation or is offered a position of diminished responsibilities on or prior to the 18-month anniversary of the date of the reorganization event.

Restricted stock unit awards entitle the recipient to receive shares of common stock to be delivered at the time the restricted stock units vest. Restricted stock unit awards to our executive officers generally vest annually over four years. Upon termination of employment, unvested restricted stock units automatically terminate and are forfeited. Until shares of common stock are delivered at the time the restricted stock units vest, the holder has no rights as a stockholder with respect to the shares subject to such restricted stock unit, including voting rights and the right to receive dividends or dividend equivalents. The rights and interests in the restricted stock units may not be sold, assigned, encumbered or otherwise transferred except, in the event of death, by will or by the laws of descent and distribution. The restricted stock unit agreements between us and our executive officers generally provide that the restricted stock units will become immediately vested in full if there is a change in control of Icagen and the officer loses his or her position with the acquiring or succeeding corporation or is offered a position of diminished responsibilities on or prior to the 18-month anniversary of the date of the change in control event.

We do not have any equity ownership guidelines for our executives. Equity awards to our executives are typically granted annually in conjunction with the review of their individual performance. This review generally takes place at a meeting of the Compensation Committee held in the first quarter of each year. We set the exercise price of all stock options equal to the closing price of our common stock on The Nasdaq Global Market on the date of grant.

On February 1, 2006, we granted to our executive officers the following equity awards:

Executive Officer	Number of Shares Subject to Stock Options Granted	Number of Shares Subject to Restricted Stock Units Granted
P. Kay Wagoner, Ph.D. President and Chief Executive Officer	31,250	31,250

Richard D. Katz, M.D. Senior Vice President, Finance and Corporate Development, Chief Financial Officer and Treasurer	—	40,000

Edward P. Gray, J.D. Senior Vice President, Intellectual Property, Chief Patent Counsel and Secretary	20,000	10,000

J. Heyward Hull, III, Pharm.D., M.S. Former Senior Vice President, Development and Regulatory Affairs	20,000	10,000

On June 15, 2006, we granted to Dr. Hetherington a stock option for 210,000 shares of common stock and restricted stock units for 20,000 shares of common stock in connection with his commencement of employment, which we believe was commensurate with his position and the market for an executive at his level at the time of hire.

On September 27, 2006, the Compensation Committee approved an employee retention program with the objective of revitalizing the incentive value of the stock options held by our employees. The employee retention program was comprised of two components: (1) stock option grants to employees holding outstanding stock options having an exercise price of $2.00 or greater, which we refer to as the retention grant program, and (2) offers to eligible management employees, whereby those employees could surrender certain outstanding stock options, or old options, issued under our 2004 stock incentive plan in exchange for a reduced number of new options, or new options, which we refer to as the option exchange program.

Pursuant to the retention grant program, we granted to substantially all employees, including our executive officers, additional stock options for common stock equivalent to two shares of common stock for every three shares of common stock covered by certain outstanding options having an exercise price of $2.00 or greater, with the number of shares issuable upon exercise of each new option rounded to the nearest share. The new options were granted at the exercise price of $0.87, equal to the closing price of our common stock on The Nasdaq Global Market on September 27, 2006, the date on which the options were granted.

Pursuant to the option exchange program, we offered each eligible management employee, including our executive officers, the opportunity to exchange old options for new options at a rate of two shares of common stock for every three shares issuable upon the exercise of an old option, rounded to the nearest share. Old options eligible for the option exchange program were excluded from the retention grant program. We granted new options at an exercise price of $0.90, equal to the closing price of our common stock on The Nasdaq Global Market on September 28, 2006, the date on which the eligible management employees elected to exchange their options and the new options were granted.

Pursuant to the retention grant program and the option exchange program, the Compensation Committee authorized the grant of stock options for the purchase of up to approximately 1,800,000 shares of our common stock. After giving effect to the cancellation of certain stock options held by management employees, including the stock options granted to management on February 1, 2006 as discussed above, for the purchase of approximately 650,000 shares of common stock pursuant to the option exchange program, shares of our common stock issuable pursuant to stock options increased by approximately 1,150,000 shares as a result of these programs.

All options granted pursuant to the retention grant program and the option exchange program were granted pursuant to the terms of our 2004 stock incentive plan, with each option vesting as to 25% of the shares covered thereby on the date that is six months after the grant date; an additional 25% of the shares on the date that is 12 months after the grant date; an additional 17% of the shares on the date that is 18 months after the grant date; an additional 17% of the shares covered thereby on the date that is 24 months after the grant date; and the remaining 16% of the shares on the date that is 30 months after the grant date.

The table below sets forth the number of shares granted to each of our executive officers under the retention grant program, the number of old options that the officer elected to surrender pursuant to the option exchange program and the number of new options granted to the officer in exchange for such old options:

	Retention Grant Program		Option Exchange Program
	Shares	Price	Old Options Surrendered		New Options Granted
Named Executive Officer			Shares	Price	Shares	Price
P. Kay Wagoner, Ph.D. President and Chief Executive Officer	116,667	$0.87	75,000 31,250	$6.74 6.00	50,000 20,833	$0.90 0.90

Richard D. Katz, M.D. Senior Vice President, Finance and Corporate Development, Chief Financial Officer and Treasurer	254,814	0.87	40,000	6.74	26,666	0.90

Edward P. Gray, J.D. Senior Vice President, Intellectual Property, Chief Patent Counsel and Secretary	100,000	0.87	50,000 20,000	6.74 6.00	33,334 13,333	0.90 0.90

Seth V. Hetherington, M.D. Senior Vice President, Clinical and Regulatory Affairs	—	—	210,000	5.50	140,001	0.90

J. Heyward Hull, III, Pharm. D., M.S. Former Senior Vice President, Development and Regulatory Affairs	—	—	18,000 20,000	6.74 6.00	12,000 13,333	0.90 0.90

In awarding options under the retention grant program and canceling and awarding options under the option exchange program, the Compensation Committee recognized that the value of certain existing options granted to employees had decreased significantly and the exercise prices of such options were well above the then fair market value of our common stock. We intended these programs to provide an appropriate and meaningful incentive in the form of equity in our company to employees, including our executive officers.

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. We match 10% of employee contributions to the 401(k) plan.

In particular circumstances, we sometimes award cash signing bonuses when executives first join us. Whether a signing bonus is paid and the amount of the bonus is determined on a case-by-case basis under the specific hiring circumstances. For example, we will consider paying signing bonuses to compensate for amounts forfeited by an executive upon terminating prior employment or to create additional incentive for an executive to join our company in a position where there is high market demand. Dr. Hetherington received a signing bonus of $25,000 upon joining Icagen in June 2006, which we believe is customary for the recruitment of an executive at Dr. Hetherington’s level.

In particular circumstances, we sometimes provide reimbursement for relocation expenses when executives first join us. Whether relocation expenses are reimbursed for executives is determined on a case-by-case basis under the specific hiring circumstances. Dr. Hetherington received $94,019 in reimbursement of relocation expenses in connection with joining Icagen.

The employment agreements with our executive officers also provide for the reimbursement of up to $10,000 in legal fees and expenses incurred in connection with estate and tax planning and the establishment and administration of a Rule 10b5-1 trading plan. This benefit was not utilized by any of our executives in 2006.

Employment Agreements and Severance/Change of Control Benefits

Pursuant to employment agreements we have entered into with our executives and our amended equity compensation plan and 2004 stock incentive plan, our executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change of control of our company. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “—Summary Compensation and —Potential Payments Upon Termination or Change of Control” below.

We believe providing these benefits helps us compete for executive talent and that such benefits were customary at the time they were adopted. We also believe that these benefits would serve to minimize the distraction caused by any change of control scenario and reduce the risk that key talent would leave the company before any such transaction closes, which could reduce the value of the company if such transaction failed to close.

With respect to severance/change of control benefits under our employment agreements, as discussed below, our executive officers receive certain severance payments if the executive terminates employment for good reason. “Good reason” is defined to include the failure of Icagen to obtain the agreement from any successor to our company to assume and agree to perform the employment agreement or the notification by the executive within one year of the consummation of a change of control transaction that the executive intends to terminate employment. This provision was provided to our four executive officers since such positions are oftentimes redundant after a change of control.

With respect to our equity compensation plans, our practice in the case of change of control benefits has been to structure these as “double trigger” benefits. In other words, the change of control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated during a specified period after the change of control. We believe a “double trigger” benefit maximizes shareholder value because it prevents an unintended windfall to executives in the event of a friendly change of control, while still providing them appropriate incentives to cooperate in negotiating any change of control in which they believe they may lose their jobs.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our four other most highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential consequences of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

The compensation that we pay to our executives is expensed in our financial statements as required by U.S. generally accepted accounting principles. As one of many factors, the Compensation Committee considers the financial statement impact in determining the amount of, and allocation among the elements of, compensation. Beginning in 2006, we began accounting for stock based compensation under our 2004 stock incentive plan and all predecessor plans in accordance with the requirements of SFAS 123R.

Summary Compensation

The following table contains information about the compensation of each of our named executive officers for the year ended December 31, 2006.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)		Option Awards ($) (2)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings	All Other Compen- sation ($)		Total ($)
(a)	(b)	(c)	(d)		(e)		(f)		(g)	(h)	(i)		(j)
P. Kay Wagoner, Ph.D.(3) President and Chief Executive Officer	2006	$338,365	$65,000		$44,351		$262,667		—	—	$2,000	(4)	$712,383
Richard D. Katz, M.D. Senior Vice President, Finance and Corporate Development, Chief Financial Officer and Treasurer	2006	253,676	52,000		45,390		141,929		—	—	40,571	(5)	533,566
Edward P. Gray, J.D. Senior Vice President, Intellectual Property, Chief Patent Counsel and Secretary	2006	217,251	15,000		14,192		86,181		—	—	—		332,624
Seth V. Hetherington, M.D. Senior Vice President, Clinical and Regulatory Affairs	2006	174,840	49,000	(6)	14,983		198,383		—	—	94,019	(7)	531,225
J. Heyward Hull, III, Pharm.D., M.S.(8)	2006	149,557	—		14,144	(9)	115,533	(10)	—	—	3,185	(11)	281,234
Former Senior Vice President, Development and Regulatory Affairs

(1)	The amounts shown in this column reflect the dollar amounts recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with SFAS 123R of restricted stock unit awards granted in 2006 under our 2004 stock incentive plan and disregard the estimate of forfeitures related to service-based vesting conditions. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 7 to our audited financial statements for the year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on March 6, 2007.
(2)	The amounts shown in this column reflect the dollar amounts recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with SFAS 123R, and thus include amounts attributable to stock options granted in and prior to 2006 under our 2004 stock incentive plan and our amended equity compensation plan. The amounts disregard the estimate of forfeitures related to service-based vesting conditions. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 7 to our audited financial statements for the year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on March 6, 2007. Additionally, in connection with the option exchange program effected under our 2004 stock incentive plan, the following options were cancelled during 2006:

Name	2006 Cancelled Stock Options (#)
P. Kay Wagoner, Ph.D.	106,250
Richard D. Katz, M.D.	40,000
Edward P. Gray, J.D.	70,000
Seth V. Hetherington, M.D.	210,000
J. Heyward Hull, III, Pharm.D., M.S.	38,000

(3)	Dr. Wagoner is also a member of our board of directors but does not receive any additional compensation in her capacity as a director.
(4)	Represents the value of our contribution on behalf of the named executive officer to our 401(k) savings plan.
(5)	Represents loan forgiveness including principal and accrued interest.
(6)	Includes signing bonus of $25,000.
(7)	Represents reimbursement of relocation expenses.
(8)	Dr. Hull served as senior vice president, development and regulatory affairs until May 17, 2006, at which time he retired from that position and ceased to be an executive officer. Dr. Hull continued part-time employment with us as our principal clinical research scientist through the end of 2006.
(9)	On December 31, 2006, in connection with Dr. Hull’s departure from Icagen, 10,000 of his unvested restricted stock units were forfeited.
(10)	On December 31, 2006, in connection with Dr. Hull’s departure from Icagen, 41,550 of his unvested options were forfeited.
(11)	Consists of the value of our contribution on behalf of the named executive officer to our 401(k) savings plan in an amount of $2,000 and the value of insurance premiums paid by us with respect to life insurance for the benefit of the named executive officer’s designated beneficiary in an amount of $1,185.

See “—Compensation Discussion and Analysis” above for a discussion of annual cash bonuses.

We allocate compensation between cash compensation, such as salary and bonus, and long-term equity incentive compensation to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for us and our stockholders. Our salary and bonus ranged between 53% to 70% of total compensation for our executives, with the exception of the salary and bonus of Dr. Hetherington, who joined the company in June 2006, which was 42% of his total compensation.

See the narrative disclosure below under “—Grants of Plan–Based Awards” for a description of the material terms of awards and the retention grant and the option exchange programs approved in September 2006.

Employment Agreements

We have entered into employment agreements with each of our current executive officers, which broadly set forth our compensation policy for executives and provide certain benefits in the event of termination of their employment.

P. Kay Wagoner, Ph.D. Pursuant to an amended and restated executive employment agreement effective February 1, 2006, we agreed to continue to employ Dr. Wagoner as our president and chief executive officer for a term beginning February 1, 2006 and ending July 6, 2007. The agreement automatically renews for consecutive additional one-year terms. Under this agreement, Dr. Wagoner is entitled to an annual base salary of at least $340,000. Annual increases, if any, will be made based on performance and in the sole discretion of our board of directors or our Compensation Committee. Dr. Wagoner is also eligible to participate in any management bonus plans established by our board of directors from time to time. In addition, she is eligible to receive grants of stock options or other stock-based awards as may be awarded in the discretion of our board of directors or our Compensation Committee. Upon the termination of her employment by us other than for cause or by Dr. Wagoner for good reason, including, under specified circumstances, a change in control of Icagen, Dr. Wagoner has the right to receive a severance payment in an amount equal to 24 times her monthly base salary and the average of the cash bonus awards made to Dr. Wagoner during the two-year period prior to her termination. In addition, Dr. Wagoner is entitled to the continuation of benefits for a comparable period of time as a result of any termination, or until Dr. Wagoner obtains comparable coverage from another employer. If we choose not to renew the employment agreement with Dr. Wagoner, she is entitled to receive a severance payment in an amount equal to 18 times her monthly base salary and the average of the cash bonus awards made to Dr. Wagoner during the two-year period prior to her termination. Dr. Wagoner is required to sign a general release of claims with us as a condition to her receipt of any severance payment under the agreement. If at any time any payment to Dr. Wagoner constitutes an excess parachute payment within the meaning of Section 280G of the code, Dr. Wagoner is entitled to be reimbursed by us for any taxes owed, subject to certain limitations specified in the agreement, including a cap of $100,000, and any tax gross-up payment must be paid in accordance with Section 409A of the code. Dr. Wagoner agrees that the severance benefit and continuing benefits to which she may become entitled under the agreement shall be paid in accordance with Section 409A of the code and agrees that, to the extent required in order to avoid the imposition on Dr. Wagoner of any excise tax under Section 409A of the code, the initial payment of the severance benefit or continuing benefits may be delayed for a period of six months following the date of termination of her employment. Pursuant to this agreement, Dr. Wagoner is bound by the terms of our standard non-disclosure, inventions and non-competition agreement, which prohibits her from competing with us during the term of her employment and for a period of two years after termination of employment.

Richard D. Katz, M.D. Pursuant to an amended and restated executive employment agreement effective February 1, 2006, we agreed to continue to employ Dr. Katz as our senior vice president of finance and corporate development, chief financial officer and treasurer for a term beginning February 1, 2006 and ending April 23, 2007. The agreement automatically renews for consecutive additional one-year terms. Under this agreement, Dr. Katz is entitled to an annual base salary of at least $260,741. Annual increases, if any, will be made based on performance and in the sole discretion of our board of directors or our Compensation Committee. Dr. Katz is also eligible to participate in any management bonus plans established by our board of directors from time to time. In addition, he is eligible to receive grants of stock options or other stock-based awards as may be awarded in the discretion of our board of directors or our Compensation Committee. Upon the termination of his employment by us other than for cause or by Dr. Katz for good reason, including, under specified circumstances, a change in control of Icagen, Dr. Katz has the right to receive a severance payment in an amount equal to 18 times his monthly base salary. In addition, Dr. Katz is entitled to the continuation of benefits for a comparable period of time as a result of any termination, or until Dr. Katz obtains comparable coverage from another employer. If we choose not to renew the employment agreement with Dr. Katz, he is entitled to receive a severance payment in an amount equal to 12 times his monthly base salary. Dr. Katz is required to sign a general release of claims with us as a condition to his receipt of any severance payment under the agreement. If at any time any payment to Dr. Katz constitutes an excess parachute payment within the meaning of Section 280G of the code, Dr. Katz is entitled to be reimbursed by us for any taxes owed, subject to certain limitations specified in the agreement, including a cap of $50,000, and any tax gross-up payment must be paid in accordance with Section 409A of the code. Dr. Katz agrees that the severance benefit and continuing benefits to which he may become entitled under the agreement shall be paid in accordance with Section 409A of the code and agrees that, to the extent required in order to avoid the imposition on Dr. Katz of any excise tax under Section 409A of the code, the initial payment of the severance benefit or continuing benefits may be delayed for a period of six months following the date of termination of his employment. Pursuant to this agreement, Dr. Katz is bound by the terms of our standard non-disclosure, inventions and non-competition agreement, which prohibits him from competing with us during the term of his employment and for a period of two years after termination of employment. In connection with his employment and relocation, on April 11, 2002, we provided a loan to Dr. Katz for the purchase of a new home that is evidenced by a promissory note in the aggregate principal amount of $200,000 with interest at a fixed annual rate of 4.65%. The note is payable in five annual installments of principal plus accrued interest commencing on April 23, 2002. So long as Dr. Katz remains our employee, $40,000 of the principal balance plus accrued interest is forgiven annually. As of December 31, 2006, the total principal amount of the loan had been forgiven.

Edward P. Gray, J.D. Pursuant to an executive employment agreement effective February 1, 2006, we agreed to continue to employ Mr. Gray as our senior vice president, intellectual property, chief patent counsel and secretary for a term of two years. The agreement automatically renews for consecutive additional one-year terms. Under this agreement, Mr. Gray is entitled to an annual base salary of at least $223,146. Annual increases, if any, will be made based on performance and in the sole discretion of our board of directors or our Compensation Committee. Mr. Gray is also eligible to participate in any management bonus plans established by our board of directors from time to time. In addition, Mr. Gray is eligible to receive grants of stock options or other stock–based awards as may be awarded in the discretion of our Compensation Committee. Upon the termination of his employment by us other than for cause or by Mr. Gray for good reason, including, under specified circumstances, a change in control of Icagen, Mr. Gray has the right to receive a severance payment in an amount equal to 18 times his monthly base salary. In addition, Mr. Gray is entitled to the continuation of benefits for a comparable period of time as a result of any termination, or until Mr. Gray obtains comparable coverage from another employer. If we choose not to renew the employment agreement with Mr. Gray, he is entitled to receive a severance payment in an amount equal to 12 times his monthly base salary. Mr. Gray is required to sign a general release of claims with us as a condition to his receipt of any severance payment under the agreement. If at any time any payment to Mr. Gray constitutes an excess parachute payment within the meaning of Section 280G of the code, Mr. Gray is entitled to be reimbursed by us for any taxes owed, subject to certain limitations specified in the agreement, including a cap of $50,000, and any tax gross-up payment must be paid in accordance with Section 409A of the code. Mr. Gray agrees that the severance benefit and continuing benefits to which he may become entitled under the agreement shall be paid in accordance with Section 409A of the code and agrees that, to the extent required in order to avoid the imposition on Mr. Gray of any excise tax under Section 409A of the code, the initial payment of the severance benefit or continuing benefits may be delayed for a period of six months following the date of termination of his employment. Pursuant to this agreement, Mr. Gray is bound by the terms of our standard non-disclosure, inventions and non-competition agreement, which prohibits him from competing with us during the term of his employment and for a period of two years after termination of employment.

Seth V. Hetherington, M.D. Pursuant to an executive employment agreement dated May 24, 2006, we agreed to employ Dr. Hetherington as our senior vice president, clinical and regulatory affairs for a term of two years from June 15, 2006, his commencement date. The agreement automatically renews for consecutive additional one-year terms. Under this agreement, Dr. Hetherington is entitled to an annual base salary of at least $320,000. Annual increases, if any, will be made based on performance and in the sole discretion of our board of directors or our Compensation Committee. Dr. Hetherington is also eligible to participate in any management bonus plans established by our board of directors from time to time. In addition, Dr. Hetherington is eligible to receive grants of stock options or other stock-based awards as may be awarded in the discretion of our Compensation Committee. Upon the termination of his employment by us other than for cause or by Dr. Hetherington for good reason, including, under specified circumstances, a change in control of Icagen, Dr. Hetherington has the right to receive a severance payment in an amount equal to six times his monthly base salary, if termination occurs on or before the first anniversary of his commencement date; 12 times his monthly base salary, if termination occurs after the first anniversary of his commencement date and prior to the fifth anniversary of his commencement date; and 18 times his monthly base salary, if termination occurs on or after the fifth anniversary of his commencement date. In addition, Dr. Hetherington is entitled to the continuation of benefits for a comparable period of time as a result of any termination date, or until Dr. Hetherington obtains comparable coverage from another employer. If we choose not to renew the employment agreement with Dr. Hetherington, he is entitled to receive a severance payment in an amount equal to six times his monthly base salary, if termination occurs on or before the first anniversary of his commencement date or 12 times his monthly base salary, if termination occurs after the first anniversary of his commencement date. Dr. Hetherington is required to sign a general release of claims with us as a condition to his receipt of any severance payment under the agreement. If at any time any payment to Dr. Hetherington constitutes an excess parachute payment within the meaning of Section 280G of the code, Dr. Hetherington is entitled to be reimbursed by us for any taxes owed, subject to certain limitations specified in the agreement, including a cap of $50,000, and any tax gross-up payment must be paid in accordance with Section 409A of the code. Dr. Hetherington agrees that the severance benefit and continuing benefits to which he may become entitled under the agreement shall be paid in accordance with Section 409A of the code and agrees that, to the extent required in order to avoid the imposition on Dr. Hetherington of any excise tax under Section 409A of the code, the initial payment of the severance benefit or continuing benefits may be delayed for a period of six month following the date of termination of his employment. Pursuant to this agreement, Dr. Hetherington is bound by the terms of our standard non-disclosure, inventions and non-competition agreement, which prohibits him from competing with us during the term of his employment and for a period of two years after termination of employment.

Employment Letter Arrangements/Severance Policy

Pursuant to an at-will employment letter dated February 15, 2000, we agreed to employ Dr. Hull as our senior vice president of development and regulatory affairs. Dr. Hull received an annual salary of $149,557 during 2006. The letter agreement provided for discretionary incentive bonuses, subject to review by our board of directors. In February 2004, our board of directors approved a severance policy for the benefit of, and we entered into severance agreements with, certain members of our senior management, including, among others, Dr. Hull. This policy provides for the payment of severance benefits in the event of the termination of employment of a member of senior management under specified conditions, including base salary at the time of termination and continuance of benefits, for a severance period of between three months and 12 months, the length of which is based on the employee’s length of service with us as a member of senior management and the position last held by the employee. Upon termination of employment other than for cause, and in accordance with the severance policy, Dr. Hull had the right to receive his base salary at the time of termination and continuance of benefits for six months as severance payments. Dr. Hull is prohibited from competing with us during the term of his employment and for a period of two years after termination of employment. The Compensation Committee subsequently amended the form of severance policy as follows:

•	the positions, length of service and severance periods have been adjusted;

•	the members of senior management will be required to sign a general release of claims with us as a condition to their receipt of any severance payment; and

•

the members of senior management will also be required to agree that the severance benefit and continuing benefits to which they may become entitled shall be paid in accordance with Section 409A, and agree that, to the extent required in order to avoid the imposition of any excise tax under Section 409A, the initial payment of the severance benefit or continuing benefits may be delayed for a period of six months following the date of termination of employment.

We did not enter into an amended severance payment agreement with Dr. Hull. These severance benefits supersede any other agreements between us and any member of our senior management regarding severance, except Dr. Wagoner, Dr. Katz, Dr. Hetherington and Mr. Gray, including those provisions providing for severance payments in any employment agreement. Dr. Hull retired from his position as senior vice president, development and regulatory affairs on May 17, 2006. Dr. Hull continued part-time employment with us as our principal clinical research scientist through the end of the year. Since Dr. Hull voluntarily retired from Icagen, he did not receive any severance benefits.

Grants of Plan-Based Awards

2006 Grants of Plan-Based Awards

Name	Grant Date (1)	Date of Compensation Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
P. Kay Wagoner, Ph.D.	2/1/06	1/26/06								31,250	$6.00	$112,163	(3)
	2/1/06	1/26/06							31,250			187,500
	9/27/06									116,667	0.87	61,110
	9/28/06	9/27/06								70,833	0.90	198,354	(4)

Richard D. Katz, M.D.	2/1/06	1/26/06							40,000			240,000
	9/27/06									254,814	0.87	133,472
	9/28/06	9/27/06								26,666	0.90	60,020	(4)

Edward P. Gray, J.D.	2/1/06	1/26/06								20,000	6.00	71,784	(3)
	2/1/06	1/26/06							10,000			60,000
	9/27/06									100,000	0.87	52,380
	9/28/06	9/27/06								46,667	0.90	136,086	(4)

Seth V. Hetherington, M.D.	6/15/06	5/10/06							20,000			110,000
	6/15/06	5/10/06								210,000	5.50	697,515	(3)
	9/28/06	9/27/06								140,001	0.90	616,130	(4)

J. Heyward Hull, III, Pharm.D., M.S.	2/1/06	1/26/06								20,000	6.00	71,784	(3)
	2/1/06	1/26/06							10,000			60,000
	9/28/06	9/27/06								25,333	0.90	88,174	(4)

(1)	Awarded under our 2004 stock incentive plan.
(2)	Represents restricted stock unit awards.
(3)	This option was cancelled and exchanged under the option exchange program described in the narrative below for the issuance of a new option at a rate of two options for every three options exchanged. The options issued under the option exchange program were issued with an exercise price of $0.90 per share and were treated as a modification pursuant to SFAS 123R. The table below summarizes the aggregate number of options cancelled in exchange for new options under the option exchange program, including the incremental fair value of the new options in accordance with SFAS 123R:

Name	2006 Cancelled Stock Options (#)	2006 New Stock Options (#)	Incremental Fair Value
P. Kay Wagoner, Ph.D.	106,250	70,833	$24,889
Richard D. Katz, M.D.	40,000	26,666	10,116
Edward P. Gray, J.D.	70,000	46,667	16,435
Seth V. Hetherington, M.D.	210,000	140,001	37,007
J. Heyward Hull, III, Pharm.D., M.S	38,000	25,333	9,394

(4)	This option was issued in connection with our option exchange program. See footnote three above.

Except for stock options granted pursuant to the retention grant program and the option exchange program, as discussed below, and certain grants to new hires, the stock options we grant to our executives typically vest monthly over four years of the ten-year option term. Other than the options granted on September 27, 2006 and September 28, 2006 pursuant to the retention grant program or the option exchange program which have the vesting schedule described below, the option grants reflected in the table above each vest according to this schedule. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. Except as our board of directors may otherwise determine or provide in an award, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of the participant, awards are exercisable only by the participant. The stock option agreements between us and our executive officers generally provide that the stock option will become immediately exercisable in full if there is a change in control of Icagen and the officer loses his or her position with the acquiring or succeeding corporation or is offered a position of diminished responsibilities on or prior to the 18-month anniversary of the date of the reorganization event.

Restricted stock unit awards entitle the recipient to receive shares of common stock to be delivered at the time the restricted stock units vest. Restricted stock unit awards to our executive officers generally vest annually over four years. All of the restricted stock unit awards reflected in the table above vest annually over four years, other than the restricted stock unit grant to Dr. Katz, which vests annually over five years. Upon termination of employment, unvested restricted stock units automatically terminate and will be forfeited. Until shares of common stock are delivered at the time the restricted stock units vest, the holder has no rights as a stockholder with respect to the shares subject to such restricted stock unit, including voting rights and the right to receive dividends or dividend equivalents. The rights and interests in the restricted stock units may not be sold, assigned, encumbered or otherwise transferred except, in the event of death, by will or by the laws of descent and distribution. The restricted stock unit agreements between us and our executive officers generally provide that the restricted stock units will become immediately vested in full if there is a change in control of Icagen and the officer loses his or her position with the acquiring or succeeding corporation or is offered a position of diminished responsibilities on or prior to the 18-month anniversary of the date of the change in control event.

On September 27, 2006, our Compensation Committee approved an employee retention program with the objective of revitalizing the incentive value of the stock options held by our employees. The employee retention program was comprised of two components: (1) stock option grants to employees holding outstanding stock options having an exercise price of $2.00 or greater, which we refer to as the retention grant program, and (2) offers to eligible management employees, whereby those employees could surrender certain outstanding stock options, or old options, issued under our 2004 stock incentive plan in exchange for a reduced number of new options, or new options, which we refer to as the option exchange program.

Pursuant to the retention grant program, we granted to substantially all employees, including our executive officers, additional stock options for common stock equivalent to two shares of common stock for every three shares of common stock covered by certain outstanding options having an exercise price of $2.00 or greater, with the number of shares issuable upon exercise of each new option rounded to the nearest share. The new options were granted at the exercise price of $0.87, equal to the closing price of our common stock on The Nasdaq Global Market on September 27, 2006, the date on which the options were granted.

Pursuant to the option exchange program, we offered each eligible management employee, including our executive officers, the opportunity to exchange old options for new options at a rate of two shares of common stock for every three shares issuable upon the exercise of an old option, rounded to the nearest share. Old options eligible for the option exchange program were excluded from the retention grant program. We granted new options at an exercise price of $0.90, equal to the closing price of our common stock on The Nasdaq Global Market on September 28, 2006, the date on which the eligible management employees elected to exchange their options and the new options were granted.

All options granted pursuant to the retention grant program and the option exchange program were granted pursuant to the terms of our 2004 stock incentive plan, with each option vesting as to 25% of the shares covered thereby on the date that is six months after the grant date; an additional 25% of the shares on the date that is 12 months after the grant date; an additional 17% of the shares on the date that is 18 months after the grant date; an additional 17% of the shares on the date that is 24 months after the grant date; and the remaining 16% of the shares on the date that is 30 months after the grant date. The term of these options is ten years.

The exchange of 649,000 options for 432,666 new, lower-priced options was treated as a modification pursuant to SFAS 123R and resulted in incremental expense of $147,000, which represented the difference in fair value of the new options over the cancelled options as calculated using the Black Scholes Option Pricing Model.

Outstanding Equity Awards at Fiscal Year End

2006 Outstanding Equity Awards at Fiscal Year End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)
P. Kay Wagoner, Ph.D.							31,250	(1)	$31,563
	150,000	(4)	—		$0.50	10/11/09
	100,000	(3)	—		0.75	12/10/10
	50,000	(4)	—		2.25	12/30/12
	75,520	(4)	49,480		5.00	4/21/14
	—	(5)	116,667		0.87	9/26/16
	—	(5)	70,833		0.90	9/27/16

Richard D. Katz, M.D.							40,000	(2)	$40,400
	25,000	(6)	—		$2.00	4/22/11
	50,000	(8)	—		2.00	4/22/11
	225,000	(7)	—		2.00	4/22/11
	8,333	(4)	1,667		2.25	8/28/13
	33,333	(4)	16,667		5.00	4/12/14
	11,110	(4)	11,111		6.40	12/30/14
	—	(5)	254,814		0.87	9/26/16
	—	(5)	26,666		0.90	9/27/16

Edward P. Gray, J.D.							10,000	(1)	$10,100
	25,000	(8)	—		$2.00	9/9/11
	75,000	(7)	—		2.00	9/9/11
	20,000	(4)	—		2.25	9/9/12
	4,166	(4)	834		2.25	8/28/13
	8,125	(4)	1,875		2.25	9/9/13
	8,437	(4)	6,563		6.40	9/19/14
	—	(5)	100,000		0.87	9/26/16
	—	(5)	46,667		0.90	9/27/16

Seth V. Hetherington, M.D.							20,000	(1)	$20,200
	—	(5)	140,001		$0.90	9/27/16

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

J. Heyward Hull, III, Pharm.D., M.S.	25,000	(3)	—		$0.75	12/10/10
	97,258	(9)	—		0.50	3/14/10
	20,000	(4)	—		2.00	3/14/11
	20,000	(4)	—		2.00	3/14/12
	23,437	(4)	—		2.25	3/14/13
	8,333	(4)	—		2.25	8/28/13
	7,500	(4)	—		2.25	12/18/13
	8,021	(4)	—		2.25	12/30/13
	17,187	(4)	—		5.00	4/21/14

(1)	The restricted stock unit award vests annually over four years.
(2)	The restricted stock unit award vests annually over five years.
(3)	The stock option vests annually over three years.
(4)	The stock option vests monthly over four years.
(5)	The stock option vests as to 25% of the shares covered thereby on the date that is six months after the grant date, an additional 25% of the shares on the date that is 12 months after the grant date, an additional 17% of the shares on the date that is 18 months after the grant date, an additional 17% of the shares on the date that is 24 months after the grant date, and the remaining 16% of the shares on the date that is 30 months after the grant date. These stock options were granted in connection with the retention grant program and the option exchange program described above under “—Compensation Discussion and Analysis.”
(6)	The stock option was fully vested as of the grant date.
(7)	The stock option vests as to 33% of the shares covered thereby on the first anniversary of the grant date and monthly thereafter until the third anniversary of the grant date.
(8)	The stock option vests on the first anniversary of the grant date.
(9)	The stock option vests as to 25% of the shares covered thereby on the first anniversary of the grant date and monthly thereafter until the fourth anniversary of the grant date.

The restricted stock unit awards reflected in the table were granted on February 1, 2006. See the narrative description above under “—Grants of Plan-Based Awards” for a description of the material terms of the restricted stock unit awards.

The stock options reflected in the table have a term of ten years. The stock options with expiration dates on September 26, 2016 and September 27, 2016 were granted under our 2004 stock incentive plan. See the narrative description above under “—Grants of Plan-Based Awards” for a description of the material terms of these stock options. The other stock options reflected in the table were granted under our amended equity compensation plan. Vesting rights cease on termination of employment and exercise rights cease shortly after termination of employment except in the case of death or disability. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. Except as our board of directors may otherwise determine or provide in an award, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of the participant, awards are exercisable only by the participant. The stock option agreements under our amended equity compensation plan between Icagen and our executive officers generally provide that the stock option will become fully vested and exercisable upon death or disability, upon the termination of employment without cause and in the event of a transfer of control resulting in a change in beneficial ownership of at least a majority of our then existing voting stock of Icagen.

Option Exercises and Stock Vested

2006 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
P. Kay Wagoner, Ph.D.	42,393	$28,403	—	—
Richard D. Katz, M.D.	—	—	—	—
Edward P. Gray, J.D.	—	—	—	—
Seth V. Hetherington, M.D.	—	—	—	—
J. Heyward Hull, III, Pharm.D., M.S.	24,729	114,758	—	—

(1)	The value realized on exercise was calculated by multiplying the number of shares acquired on exercise by the difference between the market price of the underlying securities at exercise and the exercise price of the options. The market price at exercise represents the sales price of the options and, in the case of Dr. Wagoner who did not sell upon exercise, the closing market price of our common stock on the date of exercise.

Potential Payments Upon Termination or Change of Control

Under the employment agreements or other arrangements that we have with our named executive officers, each is entitled to certain compensation from us in the event of the termination of their employment or a change of control of Icagen. The tables that follow quantify the amount of compensation due to our named executive officers in these different situations. The amounts shown assume that the termination or change of control event was effective as of December 31, 2006 and are only estimates of the amounts payable. The actual amounts to be paid in any of the situations listed below can only be determined at the time of an executive’s separation from Icagen.

If (i) we terminate the employment of any of our executive officers (A) other than for cause (as defined in the employment agreement), death or disability or (B) notify the executive of nonrenewal at least 90 days prior to the renewal date or (ii) the executive terminates his or her employment for good reason (as defined in the applicable employment agreement), the executive is entitled to receive the severance benefits listed below payable in semi-monthly installments to be paid on each of the 15th and last business day of each calendar month commencing in the month immediately following the date of termination:

•	an amount equal to base salary for the number of months specified below for each executive;

Executive	Number of Months
P. Kay Wagoner, Ph.D.	24 (18 in the case of nonrenewal)
Richard D. Katz, M.D.	18 (12 in the case of nonrenewal)
Edward P. Gray, J.D.	18 (12 in the case of nonrenewal)
Seth V. Hetherinton, M.D.	6 if on or before 1st anniversary, 12 if after 1st and before 5th anniversary, and 18 (12 in the case of nonrenewal) if on or after 5th anniversary

•

continuation of all medical and dental insurance, life insurance and disability insurance benefits, or the value thereof if benefits cannot be provided to non-employees, for a comparable period of time or until the executive obtains comparable coverage for these benefits from another employer;

•	in the case of Dr. Wagoner, the average of cash bonuses awarded to Dr. Wagoner over the two years prior to her termination of employment;

•

an amount equal to the premium costs of an individual long-term disability insurance plan with an indemnity payment schedule equal to 60% of executive’s annual base salary rate plus an amount sufficient to cover the additional income taxes owed on the payment, which we refer to as the disability benefit/gross-up; and

•

if the payment would constitute an “excess parachute payment” within the meaning of Section 280G of the code, a tax gross-up payment with respect to all taxes up to $50,000, or $100,000 in the case of Dr. Wagoner, which we refer to as the tax gross-up payment.

“Good reason” is defined to include the failure of Icagen to obtain the agreement from any successor to our company to assume and agree to perform the employment agreement or the notification by the executive within one year of the consummation of a change of control (as defined in the applicable employment agreement) transaction that the executive intends to terminate employment.

Other than in the situations discussed above, we will have no further obligation to the executive under his or her employment agreement upon termination other than the payment of all compensation and other benefits payable to executive through the date of termination and any disability benefit/gross-up or excise tax gross-up payment. Upon termination of the executive for reason of death or disability, the executive will receive the indemnity payment due pursuant to the disability insurance policy.

The following table shows the potential payments upon a termination or change of control as of December 31, 2006 for P. Kay Wagoner, Ph.D., our president and chief executive officer, under her employment agreement:

Executive Benefits and Payments	Termination by Icagen for Cause/Termination by Executive Other Than For Good Reason/Executive Nonrenewal	Termination by Icagen Without Cause/Termination by Executive For Good Reason	Nonrenewal by Icagen	Death/Disability
Base Salary	—	$680,000	$510,000	—
Bonus	—	57,500	57,500	—
Continuing Benefits	—	12,244	9,183	—
Disability Benefit/Gross-Up	—	—	—	—
Total	—	749,744	576,683	—
Excise Tax Gross-Up Payment*	—	100,000	100,000	—

*	Maximum amount available and only available in a change of control scenario.

The following table shows the potential payments upon a termination or change of control as of December 31, 2006 for Richard D. Katz, M.D., our senior vice president, finance and corporate development, chief financial officer and treasurer, under his employment agreement:

Executive Benefits and Payments	Termination by Icagen for Cause/Termination by Executive Other Than For Good Reason/Executive Nonrenewal	Termination by Icagen Without Cause/Termination by Executive For Good Reason	Nonrenewal by Icagen	Death/Disability
Base Salary	—	$391,112	$260,741	—
Bonus	—	—	—	—
Continuing Benefits	—	17,189	11,459	—
Disability Benefit/Gross-Up	—	—	—	—
Total	—	408,301	272,200	—
Excise Tax Gross-Up Payment*	—	50,000	50,000	—

*	Maximum amount available and only available in a change of control scenario.

The following table shows the potential payments upon a termination or change of control as of December 31, 2006 for Edward P. Gray, J.D., our senior vice president, intellectual property, chief patent counsel and secretary, under his employment agreement:

Executive Benefits and Payments	Termination by Icagen for Cause/Termination by Executive Other Than For Good Reason/Executive Nonrenewal	Termination by Icagen Without Cause/Termination by Executive For Good Reason	Nonrenewal by Icagen	Death/Disability
Base Salary	—	$334,719	$223,146	—
Bonus	—	—	—	—
Continuing Benefits	—	17,131	11,421	—
Disability Benefit/Gross-Up	—	—	—	—
Total	—	351,850	234,567	—
Excise Tax Gross-Up Payment*	—	50,000	50,000	—

*	Maximum amount available and only available in a change of control scenario.

The following table shows the potential payments upon a termination or change of control as of December 31, 2006 for Seth V. Hetherington, M.D., our senior vice president, clinical and regulatory affairs, under his employment agreement:

Executive Benefits and Payments	Termination by Icagen for Cause/Termination by Executive Other Than For Good Reason/Executive Nonrenewal	Termination by Icagen Without Cause/Termination by Executive For Good Reason	Nonrenewal by Icagen	Death/Disability
Base Salary	—	$160,000	$160,000	—
Bonus	—	—	—	—
Continuing Benefits	—	840	840	—
Disability Benefit/Gross-Up	—	—	—	—
Total	—	160,840	160,840	—
Excise Tax Gross-Up Payment*	—	50,000	50,000	—

*	Maximum amount available and only available in a change of control scenario.

In order for our executive officers to receive these payments, they are required to sign a general release of claims with us. Also, each executive officer is bound by the terms of our standard non-disclosure, inventions and non-competition agreement, which prohibits him or her from competing with us during the term of employment and for a period of two years after termination of employment.

Dr. Hull had certain benefits pursuant to the severance policy described in the narrative above under “—Summary Compensation.” Dr. Hull retired from his position as senior vice president, development and regulatory affairs on May 17, 2006. Dr. Hull continued part-time employment with us as our principal clinical research scientist through the end of the year. Dr. Hull did not receive any severance benefits in connection with his retirement from Icagen.

Under our amended equity compensation plan, each of the outstanding option agreements provides that the options will become fully vested and exercisable upon death or disability, upon a termination of employment without cause and in the event of a transfer of control, as defined in the option agreements, resulting in a change in beneficial ownership of at least a majority of our then existing voting stock.

Under our 2004 stock incentive plan, upon the occurrence of a change in control event that does not also constitute a reorganization event, each option or restricted stock unit award will continue to vest according to its original vesting schedule, except that the award will become immediately exercisable in full if on or prior to the 18-month anniversary of the reorganization event an option holder’s employment with us or our succeeding corporation is terminated by the option holder for good reason or is terminated by us or our succeeding corporation without cause.

If these provisions were triggered as of December 31, 2006, our named executive officers, who hold the unvested stock options and restricted stock units listed below, would receive the following benefits:

Executive	Number of Shares Underlying Unvested Options (#)	Value of Unvested Options ($) (1)	Number of Shares Underlying Restricted Stock Units (#)	Value of Restricted Stock Units ($) (2)
P. Kay Wagoner, Ph.D.	236,980	$126,625	31,250	$31,563
Richard D. Katz, M.D.	310,925	38,607	40,000	40,400
Edward P. Gray, J.D.	155,939	19,133	10,000	10,100
Seth V. Hetherington, M.D.	140,001	15,400	20,000	20,200

(1)	The value of unvested options was calculated by multiplying the number of shares underlying unvested options by the difference between $1.01, the closing market price of our common stock on December 29, 2006, the last trading day prior to December 31, 2006, and the exercise price of the options.
(2)	The value of unvested shares of restricted stock units was calculated by multiplying the number of shares underlying restricted stock units by $1.01, the closing market price of our common stock on December 29, 2006, the last trading day prior to December 31, 2006.

Dr. Hull retired from his position as senior vice president, development and regulatory affairs on May 17, 2006. Dr. Hull continued part-time employment with us as our principal clinical research scientist through the end of the year. As of December 31, 2006 and in connection with Dr. Hull’s departure from Icagen, 41,550 shares of common stock underlying unvested options with a value of $2,787 and 10,000 shares of common stock underlying restricted stock units with a value of $10,100 terminated and were forfeited. Pursuant to his stock option agreements, Dr. Hull had until March 31, 2007 to exercise 226,736 shares of common stock subject to vested stock options. 104,478 of those stock options were forfeited as of March 31, 2007.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Dr. Lamotte, Dr. Sanders and Dr. Olukotun. In addition, Mr. Simonetti served on the Compensation Committee through October 2006. None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our Compensation Committee. None of the members of our Compensation Committee has ever been our employee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

This Compensation Committee report is not incorporated by reference into any of our previous or future filings with the SEC, unless any such filing explicitly incorporates the report.

By the Compensation Committee of the Board of Directors of Icagen, Inc.

Charles A. Sanders, M.D., Chairman

Andre L. Lamotte, Sc.D.

Adeoye Y. Olukotun, M.D., MPH, FACC

Securities Authorized for Issuance under our Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2006.

Equity Compensation Plan Information

Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options and Rights (Column A)		Weighted Average Exercise Price of Outstanding Options (1) (Column B)	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Shares Reflected in Column A) (2) (Column C)
Equity compensation plans that have been approved by our stockholders	5,060,267	(3)	$2.26	768,354

Equity compensation plans that have not been approved by our stockholders	—		—	—

Total	5,060,267		$2.26	768,354	(4)

(1)	Amount is based on the weighted average exercise price of the 4,867,335 stock options outstanding on December 31, 2006. The 192,932 restricted stock units outstanding on December 31, 2006 were issued at a weighted average price of $6.12, reflecting the fair market values of the restricted stock units on the date of grant.
(2)	In addition to being available for issuance upon the exercise of stock options that we may grant after December 31, 2006, all of the shares available for grant under our 2004 stock incentive plan, may instead be issued in the form of restricted stock, restricted stock units and other stock-based awards.
(3)	Consists of 2,680,876 shares to be issued upon exercise of outstanding options under our amended equity compensation plan as of December 31, 2006 and 2,379,391 shares to be issued upon exercise of outstanding options and restricted stock units under our 2004 stock incentive plan as of December 31, 2006. Our 2004 stock incentive plan became effective on February 3, 2005, and we will grant no further awards under our amended equity compensation plan.

(4)	As of December 31, 2006, we had 768,354 shares available for future grant, but, as of February 28, 2007, we had only 318,212 shares available for future grant. Under our 2004 stock incentive plan, the number of shares issuable is automatically increased every January 1 beginning in fiscal year 2006 and ending on the second day of fiscal year 2014 by an amount equal to the lesser of (i) 1,000,000 shares of common stock, (ii) 5% of the outstanding shares on that date or (iii) an amount determined by our board of directors; provided, however, that, in no event may the number of shares available for issuance under our 2004 stock incentive plan and all other employee equity incentive plans exceed 25% of the outstanding shares of Icagen on January 1.

See “—Compensation of our Executive Officers—Compensation Discussion and Analysis” above for a discussion of the retention grant program and the option exchange program effected under our 2004 stock incentive plan during 2006.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Related Person Transactions

Private Placement

On January 26, 2007, we entered into a securities purchase agreement with institutional and other accredited investors to sell an aggregate of 15,423,640 shares of our common stock, together with warrants to purchase an aggregate of 5,398,256 shares of our common stock at an exercise price of $1.45 per share, for a total purchase price of $1.42375 per unit, resulting in gross proceeds of approximately $22 million. The warrants are exercisable at any time in whole or in part and expire on the earlier to occur of (i) February 6, 2012 and (ii) ten business days after notice from us, which notice may only be given if (A) the closing price of our common stock has been greater than $3.00 per share for a period of 30 consecutive trading days at any time after the issuance of the warrants and (B) either a registration statement is available for the sale of the shares issuable upon exercise of the warrants, the shares issuable upon exercise of the warrants can be sold pursuant to Rule 144(k) of the Securities Act, or any time after the third anniversary of the date of issuance of the warrants. The warrants are also exercisable on a cashless basis. The private placement contemplated by the securities purchase agreement, which we refer to as the private placement, closed on February 6, 2007.

We issued and sold an aggregate of 15,423,640 shares of common stock and warrants to purchase 5,398,256 shares of common stock in the private placement to the following holders of more than 5% of our common stock and the affiliates of our directors and 5% stockholders:

Purchaser (1)	Shares of Common Stock	Warrants to Purchase Shares of Common Stock	Aggregate Consideration Paid
Entities/individuals affiliated with Greenway Capital	5,057,063	1,769,967	$7,199,993
Goldman, Sachs & Co.	1,615,452	565,408	2,300,000
QVT Fund LP	1,580,333	553,116	2,249,999
Entities affiliated with Venrock Associates(2)	1,053,554	368,742	1,499,998
PharmaBio Development Inc. d/b/a NovaQuest(3)	702,370	245,829	999,999
Entities affiliated with Alta Partners	702,368	245,827	999,996

Total	10,711,140	3,748,889	$15,249,985

(1)	See the section of this proxy statement entitled “Information About Our Directors, Officers and 5% Stockholders—Security Ownership of Certain Beneficial Owners and Management” for more detail on shares beneficially owned by these purchasers.
(2)	Anthony B. Evnin, a member of our board of directors, is a general partner of Venrock Associates and Venrock Associates II, L.P.
(3)	Dennis B. Gillings, a member of our board of directors, is chairman and chief executive officer of PharmaBio Development Inc., d/b/a NovaQuest, a wholly owned subsidiary of Quintiles Transnational Corp., and chairman and chief executive officer of Quintiles.

Each of these investors, other than QVT Fund LP and the entities/individuals affiliated with Greenway Capital, was an existing stockholder or affiliated with an existing stockholder prior to the private placement. These existing stockholders participated in the private placement on the same terms as the other purchasers. The members of the Audit Committee of our board of directors having no financial interest in the transactions contemplated by the private placement approved the terms of the private placement and the participation of these existing stockholders.

Pursuant to the securities purchase agreement, we filed a registration statement with the SEC to register the shares of common stock issued in the private placement, including shares issuable upon exercise of the warrants, for resale. In addition, we agreed to use our reasonable best efforts to keep the registration statement effective until the earlier of three years after the closing of the private placement, the date on which the shares registered become eligible for resale pursuant to Rule 144 under the Securities Act, without any volume or manner of sale restrictions, or the time as all the shares registered have been sold by the purchasers. In the event that the registration statement does not become effective or its effectiveness is not maintained beginning 90 days after the closing of the private placement (if the registration statement is not reviewed by the SEC) or 120 days after the closing of the private placement (if it is so reviewed) or, after the registration statement is declared effective by the SEC, the registration statement is suspended by us or ceases to remain continuously effective as to all registrable securities for which it is required to be effective, with certain specified exceptions, each event referred to as a registration default, we are obligated to pay each purchaser an amount in cash equal to 1% of that purchaser’s aggregate purchase price for each 30-day period or portion thereof during which a registration default remains uncured. We are not obligated to pay liquidated damages in excess of 10% of the purchase price paid by each purchaser in the private placement.

Quintiles Agreement

In December 1998, we entered into a master services agreement with Quintiles Transnational Corp. to provide certain services to us relating to the conduct of clinical trials for senicapoc, one of our drug development programs, and other services. Pursuant to this agreement, Quintiles will perform services, including clinical trial services, regulatory, clerical, project management, central laboratory services, preclinical services and other research and development services, as requested by us. We are obligated to pay the fees, expenses and pass-through costs of Quintiles in accordance with work orders issued under the agreement. The term of the agreement continues until terminated by either party in accordance with the agreement and may be terminated by us without cause upon 60 days’ written notice or by either party upon 30 days’ written notice of any breach of the agreement which is not cured within the 30 day notice period. We paid Quintiles approximately $7.5 million in 2006 for services rendered pursuant to this agreement. One of our directors, Dennis B. Gillings, is chairman and chief executive officer of Quintiles, and Quintiles wholly-owns PharmaBio Development Inc. d/b/a NovaQuest, one of our stockholders.

Abbott Collaboration

Effective August 2001, we entered into a collaborative research and license agreement with Abbott Laboratories, one of our stockholders holding more than 5% of our voting securities during 2006, to develop and commercialize compounds active at a specified ion channel target for the treatment of neuropathic pain and related disorders of the central nervous system. Under the terms of our agreement with Abbott, Abbott paid us an initial $1.0 million license fee and provided research funding for an agreed research program through the end of 2004. Our collaboration was extended through December 31, 2005. We did not receive any research program funding from Abbott in 2006. We understand that Abbott is no longer pursuing development of the lead compounds identified during the term of the collaboration. Should Abbott elect to pursue development of any of these lead compounds, we would be entitled to payments upon achievement of specified development and regulatory milestones and royalties based upon net product sales. As of February 28, 2007, Abbott was no longer one of our 5% stockholders.

Registration Rights

Pursuant to a stockholders’ agreement, we granted registration rights to entities affiliated with Alta Partners and Venrock Associates, holders of 5% or more of our voting securities, as well as with PharmaBio Development Inc. d/b/a NovaQuest. In addition, pursuant to certain stock purchase agreements, we granted registration rights, which expired on December 31, 2006 or January 2, 2007, to Abbott, one of our 5% stockholders during 2006.

See “—Private Placement” above for a discussion of the registration rights provided to the investors in the private placement.

Loan to Executive Officer

In connection with Dr. Katz’s employment and relocation, on April 11, 2002, we provided a loan to Dr. Katz for the purchase of a new home that is evidenced by a promissory note in the aggregate principal amount of $200,000 with interest at a fixed annual rate of 4.65%. The note is payable in five annual installments of principal plus accrued interest commencing on April 23, 2002. So long as Dr. Katz remains our employee, $40,000 of the principal balance plus accrued interest is forgiven annually. During 2006, the remaining $40,571 of principal and accrued interest under the loan was forgiven.

Compensation of Directors and Executive Officers and Employment Agreements

See “Compensation of our Directors and Executive Officers” above for a discussion of director compensation, executive compensation and employment agreements.

Policy and Procedures for Related Person Transactions

On March 15, 2007, upon the recommendation of our Audit Committee, our board of directors adopted a Related Person Transaction Policy comprising written policies and procedures for the review of any transaction, arrangement or relationship in which Icagen is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a related person, has a direct or indirect material interest, which we refer to as a related person transaction.

If a related person proposes to enter into a related person transaction, the related person must report the proposed related person transaction to our corporate secretary. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of that entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in the entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of Icagen’s certificate of incorporation or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

All of the related person transactions described above, other than entering into the private placement, were entered into prior to 2006 and were ongoing in nature. As such, those transactions are reviewed by our Audit Committee periodically and at least annually. Participation in the private placement by related persons, which was evaluated prior to adopting our Related Person Transaction Policy, was approved in advance by our Audit Committee as contemplated by its charter and considered under the conflict of interest rules contained in our Code of Business Conduct and Ethics.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock, or reporting persons, to file reports with the SEC disclosing their ownership of and transactions in our common stock and other equity securities. Whenever a reporting person files a report with the SEC, the reporting person is also required to send us a copy. Based solely on our review of reports that we have received from the reporting persons, we believe that all of the reporting persons complied with all Section 16(a) filing requirements during 2006.

By Order of the Board of Directors,

P. Kay Wagoner, Ph.D. President and Chief Executive Officer

April 30, 2007

Appendix A

ICAGEN, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 26, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF ICAGEN. PLEASE RETURN IT AS SOON AS POSSIBLE.

By signing on the reverse side of this proxy, you acknowledge that you have received notice of the Annual Meeting of Stockholders and the Board of Directors’ proxy statement for the Annual Meeting, you revoke all prior proxies, and you appoint P. Kay Wagoner, Ph.D. and Richard D. Katz, M.D., and each of them, your attorneys (also known as “proxy holders”), with full power of substitution, to (1) attend on your behalf the Annual Meeting of Stockholders of Icagen, Inc. to be held on Tuesday, June 26, 2007 at 12:00 p.m. at Icagen, Inc., 4222 Emperor Boulevard, Suite 350, Durham, North Carolina 27703, and any adjournments of the meeting, and (2) vote all shares of Icagen stock that you are entitled to vote and otherwise act on your behalf upon the following matters proposed by Icagen, with all the powers you would possess if you were personally present. None of the following proposals is conditioned upon the approval of any other proposal.

IF THIS PROXY IS PROPERLY EXECUTED, THE PROXY HOLDERS WILL VOTE THE PROXY IN ACCORDANCE WITH YOUR INSTRUCTIONS HEREIN. UNLESS YOU INSTRUCT OTHERWISE, THE PROXY HOLDERS WILL VOTE “FOR” THE DIRECTOR NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4.

(Continued and to be signed on the reverse side.)

COMMENTS:

ANNUAL MEETING OF STOCKHOLDERS OF

ICAGEN, INC.

June 26, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯  Please detach along perforated line and mail in the envelope provided.  ¯

--------------------------------------------------------------------------------------------------—

ICAGEN’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEES AND A VOTE “FOR” PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.    To elect the following nominees for Class III Director to serve for a term of three years:

NOMINEES:

o       André L. Lamotte

o       Richard G. Morrison

o       P. Kay Wagoner

☐     FOR ALL NOMINEES

☐     WITHHOLD AUTHORITY FOR ALL NOMINEES

☐     FOR ALL EXCEPT (See instructions below)

INSTRUCTION:  To withhold authority to vote for any

                                individual nominee(s), mark “FOR ALL

                                EXCEPT” and fill in the circle next to

                                each nominee you wish to withhold, as

                                shown here: ●

2.      To ratify the appointment of Ernst & Young LLP as Icagen’s independent registered public accounting firm for the year ending December 31, 2007.

         ☐  FOR      ☐  AGAINST      ☐  ABSTAIN

3.      To approve an amendment to our restated certificate of incorporation to increase the number of authorized shares of common stock from 90,000,000 to 120,000,000.

         ☐  FOR      ☐  AGAINST      ☐  ABSTAIN

4.      To approve an amendment to our 2004 stock incentive plan to increase the number of shares of common stock reserved for issuance under the plan from 3,150,000 to 6,150,000.

         ☐  FOR      ☐  AGAINST      ☐  ABSTAIN

In their discretion, the proxy holders are authorized to vote upon other business, if any, that may properly come before the Annual Meeting and any adjournment of the meeting.

The proxy holders will vote your shares as you direct herein. If you leave any matter on this proxy card blank, the proxy holders will vote your shares as recommended by our Board of Directors. Your attendance at the Annual Meeting or at any adjournment of the meeting will not, by itself, revoke this proxy unless you revoke the proxy in writing.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above.

Please note that changes to the registered name(s) on the account may not be submitted via this method.                                         ☐

Signature of Stockholder:                                  Date:                     Signature of Stockholder:                                  Date:

Note:	Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Appendix B

ICAGEN, INC.

2004 STOCK INCENTIVE PLAN

(Amended March 15, 2007

Subject to Stockholder Approval)

1.  Purpose

The purpose of this 2004 Stock Incentive Plan (the “Plan”) of Icagen, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.  Eligibility

All of the Company’s employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant.”

3.  Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the executive officers referred to in Section 3(c), to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or executive officers.

(c) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant

Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine; provided that the Board shall fix the terms of the Awards to be granted by such executive officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the executive officers may grant; provided further, however, that no executive officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

4.  Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to the number of shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) that is equal to the sum of:

(1) 5,500,000 shares of Common Stock; plus

(2) such additional number of shares of Common Stock (up to 650,000 shares) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s Equity Compensation Plan, as amended (the “Existing Plan”) that remain available for grant under the Existing Plan immediately prior to the closing of the Company’s initial public offering and (y) the number of shares of Common Stock subject to awards granted under the Existing Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options (as hereinafter defined) to any limitations of the Code); plus

(3) an annual increase to be added on the first day of each of the Company’s fiscal years during the period beginning in fiscal year 2006 and ending on the second day of fiscal year 2014 equal to the lesser of (i) 1,000,000 shares of Common Stock, (ii) 5% of the outstanding shares on such date, or (iii) an amount determined by the Board.

Notwithstanding clause (3) above, in no event shall the number of shares available under this Plan be increased as set forth in clause (3) to the extent such increase, in addition to any other increases proposed by the Board in the number of shares available for issuance under all other employee or director stock plans, would result in the total number of shares then available for issuance under all employee and director stock plans exceeding 25% of the outstanding shares of the Company on the first day of the applicable fiscal year.

If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under

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the Plan, subject, however, in the case of Incentive Stock Options, to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Per-Participant Limit. Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 500,000 shares per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code (“Section 162(m)”).

5.  Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company or any of its present or future parent or subsidiary corporations as defined in Section 424(e) or (f) of the Code, and any other entities the employees of which are entitled to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise

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price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant at least six months prior to such delivery;

(4) to the extent permitted by applicable law and by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

(h) Repricing of Options. The Board shall have the authority, at any time and from time to time, with the consent of the affected Participants, to amend any or all outstanding Options granted under the Plan to provide an Option exercise price per share which may be lower or higher than the original Option exercise price, and/or cancel any such Options and grant in substitution therefore other Awards, including new Options, covering the same or different numbers of shares of Common Stock having an Option exercise price per share which may be lower or higher than the exercise price of the canceled Options.

6.  Restricted Stock

(a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

(b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

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(c) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

7.  Other Stock-Based Awards

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.  Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

(b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

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(c) Reorganization and Change in Control Events

(1) Definitions

(a) A “Reorganization Event” shall mean:

(i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property; or

(ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

(b) A “Change in Control Event” shall mean:

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 30% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

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(ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or

7

related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

(c) “Good Reason” shall mean a significant diminution in the Participant’s title, authority, or responsibilities from and after such Reorganization Event or Change in Control Event, as the case may be, or a reduction in the annual cash compensation payable to the Participant from and after such Reorganization Event or Change in Control Event, as the case may be, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from the current site.

(d) “Cause”, as determined by the Board, shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company or (ii) willful misconduct by the Participant which affects the business reputation of the Company.

(2) Effect on Options

(a) Reorganization Event. Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Reorganization Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, such assumed or substituted options shall become immediately exercisable in full if, on or prior to the eighteen-month anniversary of the date of the consummation of the Reorganization Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the

8

Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

(b) Change in Control Event that is not a Reorganization Event. Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, each then-outstanding Option shall continue to become vested in

9

accordance with the original vesting schedule set forth in such Option; provided, however, that each such Option shall become immediately exercisable in full if, on or prior to the eighteen-month anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(3) Effect on Restricted Stock Awards

(a) Reorganization Event that is not a Change in Control Event. Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

(b) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, each then-outstanding Restricted Stock Award shall continue to become free from conditions or restrictions in accordance with the original schedule set forth in such Restricted Stock Award; provided however, that each such Restricted Stock Award shall immediately become free from all conditions or restrictions if, on or prior to the eighteen-month anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(4) Effect on Other Awards

(a) Reorganization Event that is not a Change in Control Event. The Board shall specify the effect of a Reorganization Event that is not a Change in Control Event on any other Award granted under the Plan at the time of the grant of such Award.

(b) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a

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Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing any other Award or any other agreement between a Participant and the Company, each such then-outstanding Award shall continue to become exercisable, realizable, vested or free from conditions or restrictions in accordance with the original schedule set forth in such Award; provided, however, that each such Award shall immediately become fully exercisable, realizable, vested or free from conditions or restrictions if, on or prior to the eighteen-month anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

9. General Provisions Applicable to Awards

(a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and

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state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

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(c) Effective Date and Term of Plan. The Plan shall become effective on the date on which the Securities and Exchange Commission declares the registration statement on Form S-1 for the initial public offering of the Company’s Common Stock effective (the “Effective Date”). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the Effective Date or (ii) the effective date of the approval of the Plan by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders as required by Section 162(m) (including the vote required under Section 162(m)).

(e) Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

Adopted by the Board of Directors on

February 29, 2004, to be effective as of the

Effective Date (as defined herein)

Approved by the stockholders on

May 19, 2004, to be effective as of the

Effective Date (as defined herein)

Amendment adopted by the

Board of Directors on March 15, 2007

Amendment approved by the

stockholders on

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